Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253792

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 2, 2021

Preliminary Prospectus Supplement

(To Prospectus dated March 2, 2021)

Autohome Inc.

30,291,200 Ordinary Shares

This prospectus supplement relates to an offering of an aggregate of 30,291,200 ordinary shares, par value US$0.0025 per share, of Autohome Inc. We are offering 20,194,400 ordinary shares, par value US$0.0025 per share, and the selling shareholder identified in this prospectus supplement, or the Selling Shareholder, is offering 10,096,800 ordinary shares, as part of a global offering, or the Global Offering, which consists of an international offering of 27,262,000 ordinary shares offered hereby, and a Hong Kong public offering of 3,029,200 ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$             per ordinary share, or approximately US$             per ordinary share based on an exchange rate of HK$7.7531 to US$1.00. We will not receive any proceeds from the sale of the ordinary shares to be offered by the selling shareholder.

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “ATHM.” On March 1, 2021, the last reported trading price of our ADSs on NYSE was US$116.51 per ADS, or HK$225.83 per ordinary share, based upon an exchange rate of HK$7.7531 to US$1.00. Each ADS represents four ordinary shares.

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about March 9, 2021. The maximum offer price for the Hong Kong public offering is HK$251.8 or US$32.5 per ordinary share (equivalent to US$129.9 per ADS).

The allocation of ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-38 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See “Underwriting—Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.

This prospectus supplement, the accompanying prospectus and the documents referred to herein are not to be issued, circulated or distributed to the public in Hong Kong and do not constitute an offer to sell nor a solicitation of an offer to buy any securities to the public in Hong Kong. Neither this document nor anything referred to herein forms the basis for any contract or commitment whatsoever. For the avoidance of doubt, the publication of this prospectus supplement and the document referred to herein shall not be deemed to be an offer of securities made pursuant to a prospectus issued by or on behalf of the issuer for the purposes of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong nor shall it constitute an advertisement, invitation or document containing an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities for the purposes of the Securities and Futures Ordinance (Cap. 571) of Hong Kong. A copy of this prospectus supplement and the document referred to herein may, however, be issued in Hong Kong only to “professional investors” within the meaning as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made thereunder.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “2518.”

See “Risk Factors” beginning on page S-13 for a discussion of certain risks that should be considered in connection with an investment in our ordinary shares.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PRICE HK$             PER ORDINARY SHARE

	Per Ordinary Share		Total
Public offering price	HK$	(1)	HK$
Underwriting discounts and commissions(2)	HK$		HK$
Proceeds, before expenses, to us(3)	HK$		HK$
Proceeds, before expenses, to the selling shareholders	HK$		HK$

(1)

Equivalent to US$             per ADS, based upon each ADS representing four ordinary shares and an exchange rate of HK$7.7531 to US$1.00 as of February 19, 2021, per the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

(2)	See “Underwriting” beginning on page S-38 of this prospectus supplement for additional information regarding total underwriting compensation.
(3)	Includes estimated net proceeds of HK$ from the sale of 3,029,200 ordinary shares in the Hong Kong public offering.

We have granted the international underwriters the option, exercisable by China International Capital Corporation Hong Kong Securities Limited, Goldman Sachs (Asia) L.L.C. and Credit Suisse (Hong Kong) Limited, or the Joint Representatives, on behalf of the international underwriters, to purchase up to an additional 4,544,000 ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Goldman Sachs (Asia) L.L.C. expects to enter into a borrowing arrangement with Yun Chen Capital Cayman to facilitate the settlement of over-allocations. Goldman Sachs (Asia) L.L.C. is obligated to return ordinary shares to Yun Chen Capital Cayman by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Yun Chen Capital Cayman for the loan of these ordinary shares.

The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around                 , 2021.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

CICC	Goldman Sachs	Credit Suisse
(in alphabetical order with no ranking assigned)

Joint Global Coordinator, Joint Bookrunner and Joint Lead Manager

HSBC

Joint Bookrunners and Joint Lead Managers

Deutsche Bank	Haitong International	PAC Securities	ABCI	Tiger Brokers

The date of this prospectus supplement is                , 2021.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, Yun Chen Capital Cayman has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Yun Chen Capital Cayman or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the

S-i

accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-253792) that we filed with the SEC on March 2, 2021 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.

If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to our American depositary shares, each of which represents four ordinary shares;

•	“China” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“HK$” or “Hong Kong dollars” or “HK dollars” refer to Hong Kong dollars, the legal currency of Hong Kong Special Administrative Region of China;

•	“ordinary shares” refer to our ordinary shares, par value US$0.0025 per share;

•	“Internet of Vehicles” refers to a network where vehicles are connected to and can exchange information with other vehicles and vehicle-related devices;

•	“RMB” refers to the legal currency of China;

•	“U.S. dollars,” “US$,” “dollars” and “$” refer to the legal currency of the United States;

•	“VIE Entities” or “VIEs” refer to our consolidated variable interest entities; and

•	“we,” “us,” “our company” and “our” refer to Autohome Inc., its subsidiaries and its consolidated variable interest entities and their subsidiaries.

Our reporting currency is RMB. This prospectus supplement contains translations of financial data in Renminbi and Hong Kong dollar amounts into U.S. dollars at specific rates solely for the convenience of the reader. Unless otherwise stated, all translations of financial data in Hong Kong dollars into U.S. dollars were made at a rate of HK$7.7531 to US$1.00, the exchange rate on February 19, 2021 set out in the H.10 statistical release of the Federal Reserve Board, and all translations of financial data in Renminbi into U.S. dollars were made at a rate of RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 set out in the H.10 statistical release of the Federal Reserve Board. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Autohome Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of the accompanying prospectus. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Autohome Inc., CIK number  0001527636.

Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 2, 2021 (File No.  001- 36222), herein referred to as “our 2020 Form 20-F”, and our current report on Form 6-K we furnished to the SEC on March 1, 2021, are both incorporated by reference into the accompanying prospectus.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.

We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:

Autohome Inc.

18th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Tel: +86 10 5985 7001

Attention: Investor Relations

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our ability to attract and retain users and customers;

•	our business strategies and initiatives as well as our new business plans;

•	our future business development, financial condition and results of operations;

•	our ability to further enhance our brand recognition;

•	our ability to attract, retain and motivate key personnel;

•	competition in our industry in China and in other jurisdiction in which we have operations or may enter; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference therein.

We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information presented in greater detail elsewhere. This summary is not complete and does not contain all the information you should consider before investing in our ordinary shares. You should carefully read the entire prospectus before investing, including “Risk Factors,” and including the documents incorporated by reference. See “Incorporation of Certain Documents by Reference.” Our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2019 and 2020 and for the twelve months ended December 31, 2018, 2019 and 2020.

Autohome Inc.

Our Mission

To engage, educate, and inform consumers about everything auto.

Our Vision

To become the world’s largest intelligent automotive ecosystem, covering all stages of ownership life cycle of automobiles.

Overview

We are the leading online destination for automobile consumers in China, ranking first among automotive service platforms in terms of mobile daily active users as of December 31, 2020 according to QuestMobile. Through our two websites, autohome.com.cn and che168.com, accessible through PCs, mobile devices, our mobile applications and mini apps, we deliver comprehensive, independent and interactive content and tools to automobile consumers as well as a full suite of services to automakers and dealers across the auto value chain.

We began in 2008 as a content-led vertical media company focusing on media services (“1.0 Media”). In 2016, we launched our “4+1” strategic transformation initiative (“2.0 Platform”), building a platform that covers “auto contents,” “auto transactions,” “auto financing” and “auto lifestyle” to transform and upgrade from a content-led vertical company to a data and technology-driven automotive platform. Since 2018, we have focused on developing a full suite of intelligent products and solutions with artificial intelligence (“AI”), big data and cloud technologies (collectively, “ABC”) to build an integrated ecosystem that connects all participants in the auto industry by providing end-to-end data-driven products and solutions across the value chain (“3.0 Intelligence”). Going forward, we plan to continue leveraging our “software as a service” (“SaaS”) capabilities together with our core AI, big data, and cloud technologies (“4.0 ABC + SaaS”) to expand both horizontally and vertically.

We generate revenues from media services, leads generation services and online marketplace and others.

•

Media services: Through our media services, we provide automakers with targeted-marketing solutions in connection with brand promotion, new model release and sales promotion. Our large and engaged user base of automobile consumers provides a broad reach for automakers’ marketing messages.

•

Leads generation services: Our leads generation services enable our dealer subscribers to create their own online stores, list pricing and promotional information, provide dealer contact information, place advertisements and manage customer relationships to help them reach a broad set of potential customers and effectively market their automobiles to consumers online and ultimately generate sales leads. Our leads generation services also include used car listing services, which provide a user interface that allows potential used car buyers to identify suitable listings and contact the relevant sellers.

•

Online marketplace and others: While we continue to strengthen our media and leads generation services, we are also further developing our online marketplace and other businesses. These businesses focus on providing facilitation services for new and used car transactions and other platform-based services for new and used car buyers and sellers. Through our auto financing business, we provide services to our cooperative financial institutions that involve facilitating the sale of their loans and insurance products to consumers and independent automobile sellers. Towards the end of 2017, we began offering data products, which leverage our intelligent big data analytics capabilities and massive pool of accumulated user data to provide end-to-end data-driven products and solutions for automakers and dealers across different stages of the value chain. We believe the breadth and depth of these products and solutions on our platform will allow us to build a robust and technology-driven automotive ecosystem that covers all aspects of the automobile ownership life cycle.

We achieved strong operating results during three years ended December 31, 2018, 2019 and 2020. Our net revenues increased by 16.4% from RMB7,233.2 million in 2018 to RMB8,420.8 million in 2019 and further increased by 2.8% to RMB8,658.6 million (US$1,327.0 million) in 2020. Our net income attributable to Autohome Inc. increased by 11.5% from RMB2,871.0 million in 2018 to RMB3,200.0 million in 2019 and further increased by 6.4% to RMB3,405.2 million (US$521.9 million) in 2020

Our Strengths

We believe that the following strengths contribute to our success and are differentiating factors that set us apart from our competitors:

•	Leading online destination for automobile consumers in China

•	Comprehensive, independent and interactive content and tools for automobile consumers

•	Preferred intelligent platform for automakers and dealers

•	Advanced data analytics and technology centered around AI, big data, cloud, and “software-as-a-service” capabilities (“ABC” and “SaaS”)

•	Comprehensive full life cycle automotive ecosystem with powerful network effects

•	Professional and proven management team backed by a strong strategic shareholder

Our Strategies

We intend to pursue the following strategies:

•	Grow our user base and user engagement by enhancing our content offering and improving the user experience on our websites and mobile applications

•	Strengthen our value proposition to automakers and dealers

•	Further develop our technological leadership and SaaS capabilities to strengthen user engagement, monetization capabilities and operational efficiencies

•

Capitalize on our leading position to enhance our presence across the full life cycle of automobile ownership through more versatile data products, transaction, financing, and other aftermarket offerings

•	Enhance our domestic and overseas presence

Shareholding and Corporate Structure

Our Controlling Shareholders

Immediately following the Global Offering, Yun Chen Capital Cayman, or Yun Chen will hold 224,800,512 ordinary shares, representing approximately 45.0% of our total issued share capital ((excluding 4,925,460 ordinary shares that had been issued and reserved for the purpose of our share incentive plans as of February 25, 2021) assuming its shareholding has remained unchanged since December 31, 2020, the over-allotment option is not exercised and no additional ordinary shares are issued under the share incentive plans), and will be our controlling shareholder. Yun Chen is a subsidiary of Ping An Group, a world-leading technology-powered retail financial services group with a focus on the businesses of insurance, banking, asset management, and technology and whose ordinary shares are listed on the Hong Kong Stock Exchange and the Shanghai Stock Exchange.

Our VIE Structure

The diagram below illustrates the general structure of the economic flow and control under the VIE structure created by the contractual arrangements:

Notes:

(1)	“ ” denotes the direction of legal and beneficial ownership.
(2)	“ ” denotes the contractual arrangements among the VIE Entities, VIE shareholders, and our subsidiaries.

Due to legal restrictions and prohibitions on foreign investment in Chinese companies that engage in Internet services, we conduct our part of our operations through the variable interest entities and their subsidiaries, with which we have contractual arrangements. We describe our VIE structure and a typical set of contractual arrangements with the variable interest entities in the sub-sections “Agreements that provide us effective control over Autohome Information, Autohome Advertising and Chengshi Advertising” and “Agreements that provide us effective control over Shengtuo Hongyuan, Autohome Used Car Appraisal and Autohome Used Car Brokerage” in “History and Corporate Structure”. As a result, we are able to include the financial results of the variable interest entities and their subsidiaries into our Company’s consolidated financial statements.

Our VIEs hold certain business licenses and operating licenses relevant to our business operations in the PRC. Significant disruption to our business operations could be caused if any of our current or future VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals. As we generate substantially all our revenues through or with the support of our online platforms, whose operation is dependent on the business or operating licenses held by Autohome WFOE, Chezhiying WFOE and the VIEs, if such licenses are revoked, or if our servers are shut down or our websites and mobile applications are blocked, we may not be able to continue our operation.

Risk Factors

Our business and the Global Offering involve certain risks and uncertainties, some of which are beyond our control and may affect your decision to invest in us and/or the value of your investment. See “Risk Factors” for details of our risk factors, which we strongly urge you to read in full before making an investment in our ordinary shares. Below please find a summary of some, but not all, principal risks we face, organized under relevant headings.

Risks Related to Our Business and Industry

•

We are dependent on China’s automotive industry for substantially all of our revenues and future growth, the prospects of which are subject to many uncertainties, including government regulations and policies and health epidemics.

•	We face significant competition, and if we fail to compete effectively, we may lose market share and our business, prospects and results of operations may be materially and adversely affected.

•	We may not be able to maintain our current level of growth or ensure the success of our expansion and new business initiatives.

•

If we fail to attract and retain users and customers or if our services do not gain market acceptance or result in the loss of our current customer base, our business and results of operations may be materially and adversely affected.

•	Our business depends on strong brand recognition, and failure to maintain or enhance our brands could adversely affect our business and prospects.

•	Goodwill and intangible assets impairment could adversely affect our results of operations and financial condition.

Risks Related to Our Corporate Structure

•

If the PRC government finds that the agreements that establish the structure for operating our services in China do not comply with PRC governmental restrictions on foreign investment in internet businesses, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations, and we may face significant disruption to our business operations.

•	Our contractual arrangements with our VIEs may not be as effective in providing operational control as direct ownership.

•

The shareholders of our VIEs may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs. Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business and financial condition.

•

The contractual arrangements among our subsidiaries and our VIEs may be subject to scrutiny by the PRC tax authorities and a finding that we or our VIEs owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Risks Related to Doing Business in China

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

•	Uncertainties with respect to the PRC legal system could adversely affect us.

•

Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet business and companies.

•

Our auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by Public Company Accounting Oversight Board (“PCAOB”), and consequently investors may be deprived of the benefits of such inspection. As a result of recent legislation, if such a PCAOB inspection of our auditor cannot be completed within the next three years, we will be required to remove our listing and cease all trading of our securities in the U.S. capital markets. During the intervening period, this and other recent legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ADSs and/or ordinary shares.

Risks Related to Our Ordinary Shares, ADSs and the Listing

•	As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

•

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our ordinary shares can be, volatile, which could result in substantial losses to holders of our ordinary shares and/or ADSs.

•

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business or if they adversely change their recommendations regarding our ordinary shares and/or ADSs, the market price for our ordinary shares and/or ADSs and trading volume could decline.

•	Substantial future sales or perceived potential sales of our shares could cause the price of our ordinary shares and/or ADSs to decline.

Public Offering and Listing in Hong Kong

We are offering 20,194,400 ordinary shares, par value US$0.0025 per share, and the Selling Shareholder is offering 10,096,800 ordinary shares, as part of the Global Offering which consists of an international offering of 27,262,000 ordinary shares offered hereby, and a Hong Kong public offering of 3,029,200 ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange pursuant to Chapter 19C of the Hong Kong Stock Exchange Listing Rules under the stock code “2518.”

Fungibility and Conversion between ADSs and Ordinary Shares

In connection with our public offering of ordinary shares in Hong Kong, or the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

In addition, all ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa. See “Conversion between ADSs and ordinary shares.”

It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to our Ordinary Shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.”

Corporate Information

We conduct our operations in China principally through our wholly owned subsidiaries in China. We also conduct part of our operations in China through our consolidated affiliated entities in China, which hold the licenses and permits necessary to operate our website and certain of our businesses. Our American depositary shares, each of which represents four ordinary shares, par value US$0.0025 per share, of our company, currently trade on NYSE under the symbol “ATHM.”

Our principal executive offices are located at 18th Floor Tower B, CEC Plaza, 3 Dan Ling Street, Haidian District, Beijing 100080, the People’s Republic of China. Our telephone number at this address is +86 (10) 5985 7001. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with this offering. Our corporate website is http://ir.autohome.com.cn. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Public Offering Price	HK$ , or US$ , per ordinary share

The Global Offering	We and the Selling Shareholder are offering 30,291,200 ordinary shares in the Global Offering, consisting of an international offering of 27,262,000 ordinary shares offered hereby, and a Hong Kong public offering of 3,029,200 ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see “Underwriting.”

Option to Purchase Additional Ordinary Shares	We have granted the international underwriters an option, exercisable by the Joint Representatives, on behalf of the international underwriters, until 30 days after the last day for the lodging of applications under the Hong Kong public offering, to purchase up to an additional 4,544,000 ordinary shares at public offering price. Goldman Sachs (Asia) L.L.C. expects to enter into a borrowing arrangement with Yun Chen Capital Cayman to facilitate the settlement of over-allocations.

Ordinary Shares Outstanding Immediately After the Global Offering	499,918,140 ordinary shares (or 504,462,140 ordinary shares if the Joint Representative exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), excluding 4,925,460 ordinary shares issuable upon the exercise of options outstanding under our share incentive plan as of February 25, 2021, the most recent practicable date.

Use of Proceeds	We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about March 9, 2021. The maximum offer price for the Hong Kong public offering is HK$251.8, or US$32.5, per ordinary share (equivalent to US$129.9 per ADS). Assuming (i) the offering price is HK$251.8 per ordinary share, (ii) initially 27,262,000 ordinary shares are allocated to the international offering (including 10,096,800 ordinary shares to be sold by offered for sale by the Selling ordinary shareholder) and (iii) initially 3,029,200 ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$4,943.8 million, or US$637.7 million (or approximately HK$6,068.9 million, or US$782.8 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), after deducting estimated underwriting fees and the estimated offering expenses payable by us.

We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholder.

We expect to use the net proceeds from the Global Offering for investment in our technology and product development, incubation of new business, enhancement of our domestic and overseas presence and develop an automotive ecosystem, and general corporate purposes.

See “Use of Proceeds” for more information.

Lock-up	We and the Selling Shareholder have agreed with the underwriters not to sell, transfer or dispose of any ADSs, ordinary shares or similar securities for a period of 90 days following the date of this prospectus supplement, subject to certain exceptions. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors	You should carefully read “Risk Factors” beginning on page S-13 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F, Exhibit 99.1 to our Current Report on Form 6-K furnished to the SEC on March 1, 2021, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Proposed Hong Kong Stock Exchange Code for the Ordinary Shares	2518

Payment and Settlement	The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around , 2021.

Selling Shareholder	Yun Chen Capital Cayman

RISK FACTORS

Any investment in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors set forth below together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, before deciding whether to purchase the ordinary shares. In addition, you should carefully consider the matters discussed under “Risk Factors” in our 2020 Form 20-F, Exhibit 99.1 to our Current Report on Form 6-K furnished to the SEC on March 1, 2021, as well as other documents incorporated by reference into this prospectus supplement. Any of the following risks and the risks described in the annual report, and additional risks and uncertainties not currently known to us or those we currently view to be immaterial, may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to Our Ordinary Shares, ADSs and the Global Offering

As a company applying for listing under Chapter 19C, we adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

As we are applying for listing under Chapter 19C of the Hong Kong Listing Rules, we will not be subject to certain provisions of the Hong Kong Listing Rules pursuant to Rule 19C.11, including, among others, rules on notifiable transactions, connected transactions, share option schemes, content of financial statements as well as certain other continuing obligations. In addition, in connection with the Listing, we have applied for a number of waivers and/or exemptions from strict compliance with the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO. As a result, we will adopt different practices as to those matters as compared with other companies listed on the Hong Kong Stock Exchange that do not enjoy those exemptions or waivers.

Furthermore, if 55% or more of the total worldwide trading volume, by dollar value, of our ordinary shares and ADSs over our most recent fiscal year takes place on the Hong Kong Stock Exchange, the Hong Kong Stock Exchange will regard us as having a dual primary listing in Hong Kong and we will no longer enjoy certain exemptions or waivers from strict compliance with the requirements under the Hong Kong Listing Rules, the Companies (Winding Up and Miscellaneous Provisions) Ordinance, the Takeovers Codes and the SFO, which could result in us having to amend our corporate structure and Articles of Association and our incurring of incremental compliance costs.

The trading price of our ADSs has been and is likely to continue to be, and the trading price of our ordinary shares can be, volatile, which could result in substantial losses to holders of our ordinary shares and/or ADSs.

The trading price of our ADSs has been and is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. The trading price of our ordinary shares, likewise, can be volatile for similar or different reasons. For example, the daily closing trading prices for our ADSs ranged from US$63.71 to US$105.89 in 2020. The trading price for our ordinary shares and/or ADSs may continue to fluctuate in response to factors including, without limitation, the following:

•	regulatory developments in our target markets affecting us, our customers or our competitors;

•	conditions in the entire automotive ecosystem;

•	conditions in the online industry;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions to our expected results;

•	changes in financial estimates by securities research analysts;

•	fluctuations of exchange rates among the RMB, the Hong Kong dollar and the U.S. dollar;

•	announcements of studies and reports relating to the quality of our services or those of our competitors;

•	changes in the economic performance or market valuations of other companies that provide online automotive related services;

•	announcements by us or our competitors of new solutions, acquisitions, strategic relationships, joint ventures or capital commitments;

•	additions to or departures of our senior management;

•	release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs;

•	sales or perceived potential sales of additional ordinary shares or ADSs;

•	obtaining or revocation of any operating license or permit in relation to our business;

•	pending or potential litigation or administrative investigation;

•	publicity involving our business and the effectiveness of our sales and marketing activities; and

•	alleged untrue statement of a material fact or alleged omission to state a material fact in our public announcements or press releases or misinterpretation thereto.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies like us. Particularly, concerns over economic slowdown resulting from the COVID-19 pandemic have triggered a US key market-wide circuit breaker for several times since March 9, 2020, leading to a historic drop for the US capital market. No guarantee can be given on how the capital markets will react although actions have been taken worldwide to combat the spread of the coronavirus. These broad market and industry fluctuations may adversely affect the market price of our ordinary shares and/or ADSs. The market price of our ordinary shares and/or ADSs may also be adversely affected by any alleged untrue statement or alleged omission to state a material fact in our public announcements or press releases, which may even lead to securities class action suits against us. In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations. Volatility or a lack of positive performance in our ordinary shares and/or ADS price may also adversely affect our ability to retain key employees, most of whom have been granted options or other equity incentives.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research or reports about our business or if they adversely change their recommendations regarding our ordinary shares and/or ADSs, the market price for our ordinary shares and/or ADSs and trading volume could decline.

The trading market for our ordinary shares and/or ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If we do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares and/or ADSs or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares and/or ADSs would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares and/or ADSs to decline.

Although we adopted regular dividend policy in 2019, we cannot assure you that our existing dividend policy will not change in the future or the amount of dividends that you may receive, neither can we guarantee that we will have sufficient profits, reserves set aside from profits or otherwise funds to justify and enable dividend declaration and payment in compliance with laws for any year and, therefore, you may need to rely on price appreciation of our ordinary shares and/or ADSs as the sole source for return on your investment.

In November 2019, our board of directors resolved to adopt a regular dividend policy. Under this policy, we may issue recurring cash dividend every year from 2020 in an amount of approximately 20% of the net income generated in the previous fiscal year, with the exact amount to be determined by our directors based on our financial performance and cash position prior to the distribution. On February 19, 2020, our board of directors declared a cash dividend of US$0.77 per ADS (or US$0.1925 per ordinary share) in favor of holders of our ordinary shares as of the close of business on April 15, 2020 in accordance of the dividend policy, which cash dividend was paid on or about April 22, 2020. On February 2, 2021, our board of directors declared a cash dividend of US$0.87 per ADS (or US$0.2175 per ordinary share) for fiscal year 2020, which is expected to be paid on March 5, 2021 to shareholders of record as of the close of business on February 25, 2021 in accordance with our dividend policy.

Despite a regular dividend policy being in place, before any dividend is declared and paid for any given year, we need to have enough profits to justify such declaration and payment, or we need to have sufficient reserves set aside from profits previously generated that our board of directors determines are no longer needed. In addition, we must be able to pay our debts as they fall due in the ordinary course of business immediately following the dividend payment. We cannot assure you that we will be able to meet all of such conditions to enable dividend declaration and payment in compliance with laws. Even if our board of directors decides to declare and pay dividends, the timing and amount of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Therefore, the amount of dividends that you may receive is uncertain and subject to change.

Furthermore, our regular dividend policy is subject to change at any time at the discretion of our board of directors, and there can be no assurance that we will not adjust or terminate our dividend policy in the future. Accordingly, you should not rely on your investment in our ordinary shares and/or ADSs as a source for any future dividend income and the future return on your investment in our ordinary shares and/or ADSs will likely depend entirely upon any future price appreciation of our ordinary shares and/or ADSs. There is no guarantee that our ordinary shares and/or ADSs will appreciate in value or even maintain the price at which you purchased the ordinary shares and/or ADSs. You may not realize a return on your investment in our ordinary shares and/ or ADSs and you may even lose your entire investment in our ordinary shares and/or ADSs.

Substantial future sales or perceived potential sales of our shares could cause the price of our ordinary shares and/or ADSs to decline.

Sales of our ordinary shares and/or ADSs in the public market or through private transactions, or the perception that these sales could occur, could cause the market price of our ordinary shares and/or ADSs to decline. Yun Chen Capital Cayman owned 49.0% of our total outstanding shares as of December 31, 2020. In addition to unregistered sale, it can also dispose of these shares through registered transaction as it has the right to cause us to register under the Securities Act the sale of its shares. Sales of these shares, or the perception that such sales could occur, could cause the price of our ordinary shares and/or ADSs to decline. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. We cannot predict what effect, if any market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares and/or ADSs.

In addition, if we issue additional ordinary shares, through private transactions or in the public markets in the United States, Hong Kong or other jurisdiction, your ownership interests in our company would be diluted and this, in turn, could have a material and adverse effect on the price of our ordinary shares and/or ADSs.

You may face difficulties in protecting your interests, and your ability to protect your rights through the Hong Kong courts or the U.S. federal courts may be limited because we are incorporated under Cayman Islands law, we conduct substantially all of our operations in China and substantially all of our directors and officers reside outside Hong Kong and the United States.

We are incorporated in the Cayman Islands and conduct most of our operations in China through our PRC subsidiaries and VIEs. Most of our directors and officers reside outside Hong Kong and the United States and a substantial portion of the assets of such directors and officers are located outside of Hong Kong and the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the Cayman Islands or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the Cayman Islands of judgments obtained in Hong Kong or the United States, although the courts of the Cayman Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and by the Cayman Companies Act and common law of the Cayman Islands. The rights of shareholders to take legal action against us and our directors and officers, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which provides persuasive, but not binding, authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in Hong Kong or the United States. In particular, the Cayman Islands has a less developed body of securities laws than Hong Kong or the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in Hong Kong courts or U.S. federal courts.

Our memorandum and articles of association contain anti-takeover provisions that could adversely affect the rights of holders of our ordinary shares and ADSs.

Our memorandum and articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including a provision that grants authority to our board of directors to establish from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ordinary shares and/or ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the New York Stock Exchange listing standards.

As a Cayman Islands company listed on the New York Stock Exchange, we are subject to the New York Stock Exchange listing standards. However, New York Stock Exchange rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the New York Stock Exchange listing standards. Currently, we rely on home country practice in lieu of the New York Stock Exchange listing standard with respect to our corporate governance, including requirements that listed companies have, among other things, a majority of their board members to be independent and have a nominating and corporate governance committee and a compensation committee composed entirely of independent directors. Therefore, our shareholders may be afforded less protection than they would otherwise enjoy if we complied fully with the New York Stock Exchange listing standards.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States Holders in the ADSs or ordinary shares to significant adverse tax consequences.

Under United States federal income tax law, we will be classified as a passive foreign investment company (“PFIC”) for any taxable year if either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value of our assets (generally based on the average quarterly value of our assets during the taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”). Although the law in this regard is not entirely clear, we treat our VIEs as being owned by us for United States federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with such entities, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. Assuming we are the owner of our VIEs for U.S. federal income tax purposes and based on our current income and assets, including goodwill and unbooked intangibles, we do not believe that we were a PFIC for the taxable year ended December 31, 2020 and do not anticipate becoming a PFIC in the current taxable year or in future taxable years.

While we do not believe that we were a PFIC for the taxable year ended December 31, 2020 and do not anticipate becoming a PFIC in the foreseeable future, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, on the composition of our income and assets. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of assets for the purpose of the asset test may be determined by reference to the market price of our ADSs from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets including cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase.

If we were to be or become a PFIC, a U.S. Holder (as defined in “Taxation—U. S. Federal Income Tax Considerations”) may incur significantly increased United States income tax on gains recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under United States federal income tax rules. Further, if we were a PFIC for any year during which a U.S. Holder held our ADSs or ordinary shares, we generally would continue to be treated as a PFIC as to such U.S. Holder for all succeeding years during which such U.S. Holder held our ADSs or ordinary shares. Alternatively, U.S. Holder of PFIC shares can sometimes avoid the rules described above by making certain elections, including a “mark-to-market” election or electing to treat a PFIC as a “qualified electing fund.” However, U.S. Holder will not be able to make an election to treat us as a “qualified electing fund” because, even if we were to be or become a PFIC, we do not intend to comply with the requirements necessary to permit U.S. Holder to make such election. Each U.S. Holder is urged to consult its tax adviser concerning the United States federal income tax consequences of owning and disposing of ADSs or ordinary shares if we were to be or become a PFIC.

The different characteristics of the capital markets in Hong Kong and the U.S. may negatively affect the trading prices of our ordinary shares and/or ADSs.

Upon the Listing, we will be subject to Hong Kong and NYSE listing and regulatory requirements concurrently. The Hong Kong Stock Exchange and NYSE have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our ordinary shares and our ADSs may not be the same, even allowing for currency differences. Fluctuations in the price of our ADSs due to circumstances peculiar to the U.S. capital markets could materially and adversely affect the price of our ordinary shares, or vice versa. Certain events having significant negative impact specifically on the U.S. capital markets may result in a decline in the trading price of our ordinary shares notwithstanding that such event may not impact the trading prices of securities listed in Hong Kong generally or to the same extent, or vice versa. Because of the different characteristics of the U.S. and Hong Kong capital markets, the historical market prices of our ADSs may not be indicative of the trading performance of our ordinary shares after the Global Offering.

Exchange between our ordinary shares and our ADSs may adversely affect the liquidity and/or trading price of each other.

Our ADSs are currently traded on the NYSE. Subject to compliance with U.S. securities law and the terms of the Deposit Agreement, holders of our ordinary shares may deposit ordinary shares with the depositary in exchange for the issuance of our ADSs. Any holder of ADSs may also withdraw the underlying ordinary shares represented by the ADSs pursuant to the terms of the Deposit Agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our ordinary shares on the Hong Kong Stock Exchange and our ADSs on the NYSE may be adversely affected.

The time required for the exchange between ordinary shares and ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of ordinary shares into ADSs involves costs.

There is no direct trading or settlement between the NYSE and the Hong Kong Stock Exchange on which our ADSs and our ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York and unforeseen market circumstances or other factors may delay the deposit of ordinary shares in exchange of ADSs or the withdrawal of ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, there is no assurance that any exchange of ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs and annual service fees. As a result, shareholders who exchange ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.

An active trading market for our ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our ordinary shares might fluctuate significantly.

Following the completion of the Global Offering, we cannot assure you that an active trading market for our ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the NYSE might not be indicative of those of our ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai and Shenzhen Stock Exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and mainland Chinese investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai and Shenzhen markets. Stock Connect allows mainland Chinese investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, mainland Chinese investors would not otherwise have a direct and established means of engaging in Southbound Trading. However, it is unclear whether and when the ordinary shares of our Company, with a secondary listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our ordinary shares and therefore may limit the liquidity of the trading of our ordinary shares on the Hong Kong Stock Exchange.

Since there will be a gap of several days between pricing and trading of our ordinary shares, the price of our ADSs traded on the NYSE may fall during this period and could result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

The pricing of the our ordinary shares will be determined on the date on which the price of the ordinary shares being offered is determined, or the Price Determination Date. However, our ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our ordinary shares during that period. Accordingly, holders of our ordinary shares are subject to the risk that the trading price of our ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the NYSE and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our ordinary shares to be traded on the Hong Kong Stock Exchange.

There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.

In connection with our initial public offering of ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in this Hong Kong offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between the NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our principal register of members maintained in the Cayman Islands to our Hong Kong share register.

Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.

To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisers on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our ordinary shares and/or ADSs may be affected.

Purchasers of our ordinary shares in the Global Offering will experience immediate dilution and may experience further dilution if we issue additional ordinary shares in the future.

The initial Public Offer Price of our ordinary shares in Hong Kong is higher than the net tangible assets per share of the outstanding ordinary shares issued to our existing shareholders immediately prior to the Global Offering. Therefore, purchasers of our ordinary shares in the Global Offering will experience an immediate dilution in terms of the pro forma net tangible asset value. In addition, we may consider offering and issuing additional ordinary shares or equity-related securities in the future to raise additional funds, finance acquisitions or for other purposes. Purchasers of our ordinary shares may experience further dilution in terms of the net tangible asset value per share if we issue additional ordinary shares in the future at a price that is lower than the net tangible asset value per share.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below are certain consolidated statements of operations data and cash flow data for the years ended December 31, 2018, 2019 and 2020 and certain consolidated balance sheets data as of December 31, 2018, 2019 and 2020. The selected consolidated statements of operations data for the years ended December 31, 2018, 2019 and 2020, selected consolidated balance sheets data as of December 31, 2019 and 2020 and selected consolidated cash flow data for the years ended December 31, 2018, 2019 and 2020 have been derived from our audited consolidated financial statements that are included in our 2020 Form 20-F and are incorporated into the accompanying prospectus by reference. The selected consolidated balance sheet data as of December 31, 2018 have been derived from our consolidated financial statements not included in our 2020 Form 20-F. Our audited consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements for the three years ended December 31, 2020 and as of December 31, 2018, 2019 and 2020 and related notes, “Item 5. Operating and Financial Review and Prospects” in our 2020 Form 20-F, and our current report on Form 6-K furnished to the SEC on March 1, 2021. Our historical results do not necessarily indicate results expected for any future periods.

The selected consolidated financial information set forth below includes translations of financial data in Renminbi into U.S. dollars for the convenience of the reader. These translations were made at a rate of RMB6.5250 to US$1.00, the exchange rate on December 31, 2020 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

Selected Consolidated Statements of Operations

The following table presents our results of operations in absolute amounts and as a percentage of our total net revenues for the years indicated.

	For the Year Ended December 31,
	2018		2019		2020
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
Net revenues
Media services	3,508,254	48.5	3,653,767	43.4	3,455,056	529,510	39.9
Leads generation services	2,870,996	39.7	3,275,544	38.9	3,198,832	490,242	36.9
Online marketplace and others	853,901	11.8	1,491,440	17.7	2,004,671	307,229	23.2

Total net revenues	7,233,151	100.0	8,420,751	100.0	8,658,559	1,326,981	100.0
Cost of revenues(1)	(820,288)	(11.3)	(960,292)	(11.4)	(961,170)	(147,306)	(11.1)

Gross Profit	6,412,863	88.7	7,460,459	88.6	7,697,389	1,179,675	88.9
Operating expenses
Sales and marketing expenses(1)	(2,435,236)	(33.6)	(3,093,345)	36.7	(3,246,507)	(497,549)	(37.5)
General and administrative expenses(1)	(314,846)	(4.4)	(317,967)	3.8	(381,843)	(58,520)	(4.4)
Product development expenses(1)	(1,135,247)	(15.7)	(1,291,054)	15.3	(1,364,227)	(209,077)	(15.8)

Total operating expenses	(3,885,329)	(53.7)	(4,702,366)	(55.8)	(4,992,577)	(765,146)	(57.7)
Other income, net	341,391	4.7	477,699	5.7	443,215	67,926	5.1
Operating profit	2,868,925	39.7	3,235,792	38.5	3,148,027	482,455	36.4

Interest income	358,811	5.0	469,971	5.6	537,389	82,358	6.2
Earnings/(loss) from equity method investments	24,702	0.3	685	0.0	(1,246)	(191)	0.0
Fair value change of other non-current assets	(11,017)	(0.2)	(5,442)	(0.1)	(15,658)	(2,400)	(0.2)

Income before income taxes	(3,241,421)	44.8	(3,701,006)	44.0	3,668,512	562,222	42.4
Income tax expense	(377,890)	(5.2)	(500,361)	(5.9)	(260,945)	(39,992)	(3.0)

Net income	2,863,531	39.6	3,200,645	38.1	3,407,567	522,230	39.4

Net loss/(income) attributable to noncontrolling interests	7,484	0.1	(679)	0.0	(2,338)	(358)	0.0
Net income attributable to Autohome Inc.	2,871,015	39.7	3,199,966	38.1	3,405,229	521,872	39.3

Note:

(1)	Including share-based compensation expenses as follows:

	For the Year Ended December 31,
	2018		2019		2020
	RMB	%	RMB	%	RMB	US$	%
	(in thousands, except percentages)
Allocation of Share-Based Compensation Expenses
Cost of revenues	16,112	0.2	15,508	0.2	21,372	3,276	0.2
Sales and marketing expenses	61,599	0.9	46,081	0.5	40,103	6,146	0.5
General and administrative expenses	55,992	0.8	62,884	0.7	55,868	8,562	0.6
Product development expenses	68,622	0.9	79,535	0.9	93,863	14,385	1.1

Total share-based compensation expenses	202,325	2.8	204,008	2.4	211,206	32,369	2.4

Selected Consolidated Balance Sheet Data

The following table presents a summary of our consolidated balance sheet data as of the date indicated.

	As of December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	211,970	1,988,298	1,751,222	268,387
Short-term investments	9,849,488	10,806,812	12,878,176	1,973,667
Accounts receivable (net of allowance for doubtful accounts of RMB3,589, RMB33,989 and RMB128,199 (US$19,647) as of December 31, 2018, 2019 and 2020, respectively)	2,795,835	3,231,486	3,124,197	478,804
Amounts due from related parties, current	34,047	29,501	47,303	7,250
Prepaid expenses and other current assets	249,977	302,285	563,182	86,311

Total current assets	13,141,317	16,358,382	18,364,080	2,814,419
Non-current assets:
Restricted cash	5,000	5,200	17,926	2,747
Property and equipment, net	170,198	281,773	410,081	62,848
Intangible assets, net	39,404	27,746	440,421	67,497
Goodwill	1,504,278	1,504,278	4,071,391	623,968
Long-term investments	70,979	71,664	70,418	10,792
Amounts due from related parties, non-current	2,041	4,509	18,163	2,784
Deferred tax assets	90,179	27,782	79,661	12,209
Other non-current assets	732,805	874,531	258,704	39,647

Total non-current assets	2,614,884	2,797,483	5,366,765	822,492

Total assets	15,756,201	19,155,865	23,730,845	3,636,911

Liabilities and equity
Current liabilities:
Accrued expenses and other payables	2,439,948	2,417,438	2,577,709	395,051
Advance from customers	75,017	95,636	127,235	19,500
Deferred revenue	1,510,726	1,370,953	1,315,667	201,635
Income tax payable	119,210	45,489	85,177	13,054
Amounts due to related parties	19,868	36,387	79,895	12,244

Total current liabilities	4,164,769	3,965,903	4,185,683	641,484

Non-current liabilities:
Other liabilities	24,068	45,534	104,861	16,071
Deferred tax liabilities	455,921	538,487	631,509	96,783

Total non-current liabilities	479,989	584,021	736,370	112,854

Total liabilities	4,644,758	4,549,924	4,922,053	754,338

Net current assets	8,976,548	12,392,479	14,178,397	2,172,935

Mezzanine equity	—	—	1,056,237	161,875

Total Autohome Inc. shareholders’ equity	11,135,278	14,629,097	17,625,734	2,701,262

Non-controlling interests	(23,835)	(23,156)	126,821	19,436

Total equity	11,111,443	14,605,941	17,752,555	2,720,698
Total liabilities, mezzanine equity and equity	15,756,201	19,155,865	23,730,845	3,636,911

Selected Consolidated Cash Flow Data

The following table sets forth a summary of our cash flows for the years indicated.

	For the Year Ended December 31,
	2018	2019	2020
	RMB	RMB	RMB	US$
	(in thousands)
Net cash generated from operating activities	3,111,438	2,889,369	3,325,631	509,675
Net cash used in investing activities	(3,301,239)	(1,168,267)	(2,985,458)	(457,542)
Net cash (used in)/generated from financing activities	(543,968)	68,676	(546,967)	(83,825)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	39,151	(13,250)	(17,556)	(2,690)

Net (decrease)/increase in cash and cash equivalents and restricted cash	(694,618)	1,776,528	(224,350)	(34,382)
Cash and cash equivalents and restricted cash at beginning of year	911,588	216,970	1,993,498	305,516

Cash and cash equivalents and restricted cash at end of year	216,970	1,993,498	1,769,148	271,134

USE OF PROCEEDS

We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about March 9, 2021. The maximum offer price for the Hong Kong public offering is HK$251.8, or US$32.5, per ordinary share (equivalent to US$129.9 per ADS). Assuming (i) the offering price is HK$251.8 per ordinary share, (ii) initially 27,262,000 ordinary shares are allocated to the international offering (including 10,096,800 ordinary shares to be sold by offered for sale by the Selling Shareholder) and (iii) initially 3,029,200 ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$4,943.8 million, or US$637.7 million (or approximately HK$6,068.9 million, or US$782.8 million, if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), after deducting estimated underwriting fees and the estimated offering expenses payable by us. The Selling Shareholder is expected to receive proceeds of approximately HK$2,542.4 million based upon the maximum offer price of HK$251.8 per ordinary share for the international offering. We will not receive any proceeds from the sale of ordinary shares by the Selling Shareholder. On March 1, 2021, the last reported trading price of our ADSs on NYSE was US$116.51 per ADS, or HK$225.83 per ordinary share. Each ADS represents four ordinary shares.

The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in “Underwriting.”

We plan to use the net proceeds we will receive from the Global Offering for the following purposes:

•

Invest in our technology and product development: We will continue to develop our technological leadership in AI, big data, and cloud, as well as AR- and VR-related technologies, to strengthen user engagement, monetization capabilities and operational efficiencies. Through the massive amount of data we have accumulated, we will also continue to refine our data capabilities and provide best-in-class data SaaS solutions to generate more value for the automotive industry. Approximately HK$1,483.1 million (representing 30% of the net proceeds, assuming the over-allotment option is not exercised) is intended to be used for the above purposes.

•

Incubate new businesses: We will further incubate new businesses, such as Internet of Vehicles and online automotive aftermarket services, to unlock additional growth potential for our future development. We believe through developing products and offerings deeply embedded into the industry’s value chain, we would better address users and customers’ demand and provide solid value to a broad spectrum of industry participants. Approximately HK$1,483.1 million (representing 30% of the net proceeds, assuming the over-allotment option is not exercised) is intended to be used for the above purposes.

•

Enhance our domestic and overseas presence and develop an automotive ecosystem: Exploring geographical expansion to overseas markets is part of our long-term strategy. We have set up two subsidiary companies in the U.K. and Germany, launched an overseas brand platform called YesAuto, and planned to further extend our presence to emerging markets such as Southeast Asia. Domestically, we will continue to selectively explore acquisition or investment opportunities, in businesses, technologies or strategic alliances, to form a strong global automotive ecosystem, like what we have done on TTP, although we have no present commitments or agreements to enter into any acquisitions or investments. Approximately HK$1,483.1 million (representing 30% of the net proceeds, assuming the over-allotment option is not exercised) is intended to be used for the above purposes.

•

General corporate purposes: We will use the remaining proceeds for general corporate purposes, working capital, capital expenditure, and other general and administrative matters. Approximately HK$494.5 million (representing 10% of the net proceeds, assuming the over-allotment option is not exercised) is intended to be used for the above purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this document.

We will place the net proceeds from the Global Offering which are not immediately required for the uses described above in short-term, interest-bearing debt instruments or deposits at authorized licensed banks.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an adjusted basis giving effect to our issuance and sale in the Global Offering of 20,194,400 ordinary shares, resulting in estimated net proceeds of HK$4,943.8 million (US$637.7 million), based on the assumed offer price of HK$251.8 or US$32.5, per ordinary share (equivalent to US$129.9 per ADS), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, of which approximately HK$132.6 million (US$17.1 million) will be recorded as a deduction in equity directly and approximately HK$8.6 million (US$1.1 million) will be recognized as general and administrative expenses, and assuming (i) the Joint Representatives do not exercise, on behalf of the international underwriters, their option to purchase additional ordinary shares and (ii) no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F, which is incorporated by reference into the accompanying prospectus.

	As of December 31, 2020
	Actual		As Adjusted(2)
	RMB	US$(1)	RMB	US$
	(in thousands, except for share and per share data)
Total mezzanine equity	1,056,237	161,875	1,056,237	161,875
Shareholders’ equity:
Ordinary shares (US$0.0025 par value; 400,000,000,000 shares authorized, 472,225,380, 475,706,748 and 479,219,628 ordinary shares issued and outstanding, as of December 31, 2018, 2019 and 2020, respectively)	8,089	1,240	8,418	1,290
Additional paid-in capital	4,089,763	626,784	8,257,328	1,265,491
Accumulated other comprehensive loss	62,295	9,547	62,295	9,547
Retained earnings	13,465,587	2,063,691	13,458,387	2,062,588
Total Autohome Inc. shareholders’ equity	17,625,734	2,701,262	21,786,428	3,338,916
Non-controlling interests	126,821	19,436	126,821	19,436
Total shareholders’ equity	17,752,555	2,720,698	21,913,249	3,358,352
Total capitalization	18,808,792	2,882,573	22,969,486	3,520,228

(1)

Translations of U.S. dollars into Hong Kong dollars and from Hong Kong dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7531 to US$1.00 and HK$0.8416 to RMB1.00, the respective exchange rate on February 19, 2021. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Capitalization” section were made at RMB6.5250 to US$1.00, the exchange rate on December 31, 2020, as set forth in the H.10 statistical release of the Federal Reserve Board.

(2)

The total capitalization calculated on an as adjusted basis does not take into account of the dividend declared by the board of directors on February 2, 2021, any trading results or other transactions of the Company entered into subsequent to December 31, 2020.

DILUTION

If you invest in our ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per ordinary share and our as adjusted net tangible book value per ordinary share after the Global Offering. Dilution results from the fact that the public offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of December 31, 2020 was RMB14,965.0 million (US$2,293.5 million), or RMB31.2 (US$4.8) per ordinary share as of that date, and RMB124.8 (US$19.2) per ADS. Net tangible book value represents the amount of our total consolidated assets, less the amount of our intangible assets and goodwill attributable to ordinary shareholders of the Company, total consolidated liabilities, mezzanine equity and noncontrolling interests. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$251.8, or US$32.5, per ordinary share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us from the public offering price per ordinary share, and assuming the underwriters do not exercise their option to purchase additional ordinary shares.

Without taking into account any other changes in net tangible book value after December 31, 2020, including the dividend declared by the board of directors on February 2, 2021, other than to give effect to the issuance and sale by us of ordinary shares in the Global Offering at an assumed offer price of HK$251.8, or US$32.5, per ordinary share, on the basis that 499,918,140 ordinary shares (excluding 4,925,460 ordinary shares that had been issued and reserved for the purpose of the share incentive plans) were in issue, assuming that the Global Offering had been completed on December 31, 2020, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the underwriters do not exercise their option to purchase additional ordinary shares, our as adjusted net tangible book value as of December 31, 2020 would have been US$2,931.1 million, or US$5.9 per outstanding ordinary share and US$23.6 per ADS. This represents an immediate increase in net tangible book value of US$1.1 per ordinary share and US$4.4 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$26.6 per ordinary share and US$106.3 per ADS to investors purchasing ordinary shares in the Global Offering.

The following table illustrates such dilution:

	Per Ordinary Share	Per ADS
	US$	US$
Actual net tangible book value as of December 31, 2020	$4.8	$19.2
As adjusted net tangible book value after giving effect to the Global Offering	$5.9	$23.6
Assumed public offering price	$32.5	$129.9
Dilution in net tangible book value to new investors in the Global Offering	$26.6	$106.3

The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.

A US$1.00 increase (decrease) in the assumed offer price of HK$251.8, or US$32.5, per ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$19.9 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.04 per ordinary share and US$0.16 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.96 per ordinary share and US$3.84 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions.

If the Joint Representatives were to exercise in full, on behalf of the international underwriters, their option to purchase an additional 4,544,000 ordinary shares from us, the percentage of our ordinary shares held by existing shareholders would be 95.1%, and the percentage of our ordinary shares held by new investors would be 4.9%.

The discussion and tables above do not reflect (i) any outstanding share options or granted but not yet vested restricted share units, and (ii) any issuance of our ordinary shares and/or ADSs from December 31, 2020 to the date of this prospectus supplement. As of December 31, 2020, the awards that had been granted to our directors, officers, employees and consultants and remained outstanding included (i) restricted share units to receive an aggregate of 3,413,324 ordinary shares after reflecting the proposed 4-for-1 share split effective on February 5, 2021, excluding restricted share units that were forfeited, cancelled, or vested after the relevant grant date, and (ii) options to purchase an aggregate of 2,047,160 ordinary shares after reflecting the proposed 4-for-1 share split effective on February 5, 2021, excluding options that were forfeited, cancelled, or exercised after the relevant grant date.

Translations of U.S. dollars into Hong Kong dollars relating to the public offering price were made at HK$7.7531 to US$1.00, the exchange rate on February 19, 2021 as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise stated, all translations of RMB into U.S. dollars in this “Dilution” section were made at RMB 6.5250 to US$1.00, the exchange rate on December 31, 2020 as set forth in the H.10 statistical release of the Federal Reserve Board.

PRINCIPAL SHAREHOLDERS AND SELLING SHAREHOLDER

Except as specifically noted in the table, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of February 25, 2021, the most recent practicable date:

•	each of our directors and executive officers; and

•	each person known to us to own beneficially more than 5% of our ordinary shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Offered	Ordinary Shares Beneficially Owned After This Offering
	Number	%(1)	Number	Number	%
Directors and Executive Officers:
Quan Long(2)	—	—	—	—	—
Dong Liu(3)	*	*	—	*	*
Jing Xiao(4)	—	—	—	—	—
Zheng Liu(5)	—	—	—	—	—
Junling Liu(6)	*	*	—	*	*
Tianruo Pu(7)	*	*	—	*	*
Dazong Wang(8)	*	*	—	*	*
Jun Zou(9)	*	*	—	*	*
Xiao Wang(10)	*	*	—	*	*
Haifeng Shao(11)	*	*	—	*	*
Jingyu Zhang(12)	*	*	—	*	*
All Directors and Executive Officers as a Group	*	*	—	*	*
Principal Shareholders:
Yun Chen(13)	234,897,312	49.0%	10,096,800	224,800,512	45.0%
Entities Affiliated with Kayne Anderson(14)	48,079,468	10.0%	—	48,079,468	9.6%
Entities Affiliated with Comgest Global Investors S.A.S.(15)	24,254,236	5.1%	—	24,254,236	4.9%

Notes:

*	Less than 1% of our total outstanding share capital.
(1)

For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of our total ordinary shares outstanding as of February 25, 2021, which is 479,723,740 ordinary shares as of the date of this prospectus supplement (excluding 4,925,460 ordinary shares that had been issued and reserved for the purpose of our share incentive plans as of February 25, 2021), and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus supplement. The total number of ordinary shares outstanding after the completion of this offering will be 499,918,140, including 20,194,400 ordinary shares to be sold by us in the Global Offering, assuming that the underwriters do not exercise their over-allotment option to purchase additional ordinary shares.

(2)

The business address of Mr. Long is 18th Floor, Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China. Mr. Quan Long was appointed by the board as a director, the chairman of the board and chief executive officer of our Company on January 12, 2021, immediately upon the resignation of Mr. Min Lu from the positions of director, chairman of the board and chief executive officer of our Company on the same day.

(3)

Represents ordinary shares in the form of ADSs vested from options held by Mr. Liu. The business address of Mr. Liu is Ping An Finance Building, No. 1333 Lujiazui Ring Road, Pudong District, Shanghai 200120, People’s Republic of China.

(4)	The business address of Dr. Xiao is No. 5033, Yitian Road, Futian District, Shenzhen 518000, People’s Republic of China.
(5)	The business address of Mr. Liu is No. 5033, Yitian Road, Futian District, Shenzhen 518000, People’s Republic of China.
(6)

Represents ordinary shares in the form of ADSs vested from restricted shares held by Mr. Liu. The business address of Mr. Liu is Lane 572, Bibo Road, Pudong District, Shanghai, 201203, People’s Republic of China.

(7)

Represents ordinary shares in the form of ADSs vested from restricted shares held by Mr. Pu. The business address of Mr. Pu is Jing Shu Yuan, Haidian District, Beijing 100102, People’s Republic of China.

(8)

Represents ordinary shares in the form of ADSs vested from restricted shares held by Dr. Wang. The business address of Dr. Wang is 502 North Tower, 1 Guanghua Road, Chaoyang District, Beijing, 100020, People’s Republic of China.

(9)

Represents ordinary shares in the form of ADSs vested from options held by Mr. Zou. The business address of Mr. Zou is 18th Floor, Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.

(10)

Represents ordinary shares in the form of ADSs vested from options and restricted shares held by Mr. Wang. The business address of Mr. Wang is 18th Floor, Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.

(11)

Represents ordinary shares Mr. Shao has the right to acquire upon exercise of options and restricted shares within 60 days after December 31, 2020. The business address of Mr. Shao is 18th Floor, Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.

(12)

Represents ordinary shares Mr. Zhang has the right to acquire upon exercise of options and restricted shares within 60 days after December 31, 2020. The business address of Mr. Zhang is 18th Floor, Tower B, CEC Plaza, No. 3 Dan Ling Street, Haidian District, Beijing 100080, People’s Republic of China.

(13)

Represents 234,897,312 ordinary shares beneficially owned as of December 31, 2020 and as reported in a Schedule 13D/A filed with the SEC on July 24, 2020 by Yun Chen, a Cayman Islands company and a special purpose vehicle and subsidiary of Ping An Group, a company organized under the laws of the People’s Republic of China. Ping An Group’s business address is Ping An Finance Building, No. 1333 Lujiazui Ring Road, Pudong District, Shanghai 200120, People’s Republic of China.

(14)

The number of ordinary shares beneficially owned is as of December 31, 2020, as reported in a Form 13G/A filed with the SEC on February 12, 2021 by Kayne Anderson Rudnick Investment Management LLC, or Kayne Anderson, with respect to itself, Virtus Investment Advisers, Inc. and Virtus Alternative Investment Advisers, Inc., for the calendar year or quarter ended December 31, 2020, and consists of 48,079,468 ordinary shares represented by American depositary shares. Entities Affiliated with Kayne Anderson are investment advisers in accordance with §240.13d-1(b)(1)(ii)(E). Kayne Anderson’s business address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067, USA. Virtus Investment Advisers, Inc.’s business address is One Financial Plaza, Hartford, CT 06103, USA.

(15)

The number of ordinary shares beneficially owned is as of December 31, 2020, as reported in a Form 13G filed with the SEC on February 16, 2021 by Comgest Global Investors S.A.S. with respect to itself, Comgest S.A., Comgest Asset Management International Ltd and Comgest Far East Ltd, for the calendar year or quarter ended December 31, 2020, and consists of 24,254,236 ordinary shares represented by American depositary shares. The business address of Comgest Global Investors S.A.S. is 17 Square Edouard VII, Paris, I0 75009.

To our knowledge, 244,826,428 ordinary shares were held by one record holder in the United States as of February 25, 2021, which was Deutsche Bank Trust Company Americas, the depositary of our ADS program (excluding 4,925,460 ordinary shares that had been issued and reserved for the purpose of our share incentive plans). The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our ordinary shares in the United States.

As of the date of this prospectus supplement, none of our ordinary shares are held by governmental entities of our place of incorporation, and no government entity in the place where our registered public accounting firm is located and organized has a controlling financial interest in our company.

Except for the above, we are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

DIVIDEND POLICY

Our board of directors has complete discretion to declare dividends subject to our memorandum and articles of association and certain restrictions under Cayman Islands law. In November 2017, our board of directors declared a special cash dividend of US$0.76 per ordinary share (inclusive of applicable fees payable to our depositary bank) in favor of holders of our ordinary shares as of the close of business on January 4, 2018, which special cash dividend was paid on or about January 15, 2018. On November 4, 2019, our board of directors resolved to adopt a regular dividend policy. Under this policy, we may issue recurring cash dividend every year from 2020 in an amount of approximately 20% of the net income generated in the previous fiscal year, with the exact amount to be determined by our directors based on our financial performance and cash position prior to the distribution. On February 19, 2020, our board of directors declared cash dividend of US$0.77 per ordinary share (or per ADS) in favor of holders of our Shares as of the close of business on April 15, 2020 in accordance of the dividend policy, which cash dividend was paid on or about April 22, 2020. On February 2, 2021, our board of directors declared a cash dividend of US$0.87 per ADS (or US$0.2175 per Share after reflecting the proposed 4-for-1 share split effective on February 5, 2021) for fiscal year 2020, which is expected to be paid on March 5, 2021 to shareholders of record as of the close of business on February 25, 2021 in accordance with our dividend policy.

Despite the dividend policy in place, our board of directors has the authority to decide the timing and amount of any future dividends, if any, based on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We are a holding company incorporated under the laws of the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary will then pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the Global Offering, we will have 499,918,140 outstanding ordinary shares, or 504,462,140 outstanding ordinary shares if the Joint Representatives exercise in full, on behalf of the international underwriters, their option to purchase additional ordinary shares from us, excluding 4,925,460 ordinary shares issuable upon the exercise of options outstanding under our share incentive plan as of February 25, 2021, the most recent practicable date.

All of the ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and ordinary shares.

Lock-Up Agreements

We and the Selling Shareholder have entered into lock-up agreements prior to the commencement of the Global Offering pursuant to which we and they have agreed, subject to limited exceptions, not to, without the prior written consent of China International Capital Corporation Hong Kong Securities Limited, Goldman Sachs (Asia) L.L.C. and Credit Suisse (Hong Kong) Limited (for themselves and on behalf of the Underwriters), offer, pledge, issue, sell, contract to sell, sell any option or contract to option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our ordinary shares, in the form of ADSs or otherwise, or any securities convertible into or exchangeable or exercisable for our ordinary shares, in the form of ADSs or otherwise, for a period of 90 days after the date of this prospectus supplement. See “Underwriting—Lock-Up Agreements.” After the expiration of the 90-day period, the ordinary shares or ADSs held by we and the Selling Shareholder may be sold in accordance with Rule 144 under the Securities Act or by means of registered public offerings.

Besides the sale of the Selling Shareholder, we are not aware of any plans by any other significant shareholders to dispose of significant numbers of our ordinary shares or ADSs. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our ADSs or ordinary shares may dispose of significant numbers of our ADSs or ordinary shares. We cannot predict what effect, if any, future sales of our ADSs or ordinary shares, or the availability of ADSs or ordinary shares for future sale, will have on the trading price of our ADSs from time to time. Sales of substantial amounts of our ADSs or ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ADSs.

Rule 144

“Restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after we became a reporting company, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•	1% of the then outstanding ordinary shares of the same class, in the form of ADSs or otherwise, which immediately after this offering will equal 4,999,181 ordinary shares; and

•

the average weekly trading volume of our ordinary shares of the same class, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN ADSs AND ORDINARY SHARES

Dealings and Settlement of Ordinary Shares in Hong Kong

Our ordinary shares will trade on the Hong Kong Stock Exchange in board lots of 100 ordinary shares. Dealings in our ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.

The transaction costs of dealings in our ordinary shares on the Hong Kong Stock Exchange include:

•	Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•	SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•	trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•	transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•	ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•	stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•

brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•

the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor who has deposited his/her common shares in his/her stock account or in his/her designated CCASS participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his/her broker or custodian before the settlement date.

Conversion between Ordinary Shares Trading in Hong Kong and ADSs

In connection with the initial public offering of our ordinary shares in Hong Kong, or the Hong Kong Public Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited, in the Cayman Islands.

All ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of ordinary shares registered on the Hong Kong share register will be able to convert these ordinary shares into ADSs, and vice versa.

In connection with the Hong Kong Public Offering, and to facilitate fungibility and conversion between ADSs and ordinary shares and trading between NYSE and the Hong Kong Stock Exchange, we intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.

Our ADSs

Our ADSs are currently traded on the NYSE. Dealings in our ADSs on the NYSE are conducted in U.S. Dollars.

ADSs may be held either:

•

directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by holding uncertified ADSs in the direct registration system; or

•	indirectly, through the holder’s broker or other financial institution.

The depositary for our ADSs is Deutsche Bank Trust Company Americas, whose office is located at 60 Wall Street, New York, New York 10005, United States of America.

Converting Ordinary Shares Trading in Hong Kong into ADSs

An investor who holds ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the NYSE must deposit or have his or her broker deposit the ordinary shares with the depositary’s Hong Kong custodian, Deutsche Bank AG, Hong Kong Branch, Hong Kong, or the custodian, in exchange for ADSs.

A deposit of ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:

•

If ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

If ordinary shares are held outside CCASS, the investor must arrange to deposit his or her ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•

Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will issue the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs to the designated DTC account of the person(s) designated by an investor or his or her broker.

For ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Converting ADSs to Ordinary Shares Trading in Hong Kong

An investor who holds ADSs and who intends to convert his/her ADSs into ordinary shares to trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such common shares on the Hong Kong Stock Exchange.

An investor that holds ADSs indirectly through a broker should follow the broker’s procedure and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying common shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.

For investors holding ADSs directly, the following steps must be taken:

•

To withdraw ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary.

•

Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•

If an investor prefers to receive ordinary shares outside CCASS, he or she must receive ordinary shares in CCASS first and then arrange for withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register common shares in their own names with the Hong Kong share registrar.

For the ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days. For common shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.

Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.

Depositary Requirements

Before the depositary issues ADSs or permits withdrawal of common shares, the depositary may require:

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including, but not limited to, presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the depositary or our Hong Kong share registrar are closed or at any time if the depositary or we determine it advisable to do so.

All costs attributable to the transfer of ordinary shares to effect a withdrawal from or deposit of ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of ordinary shares and ADSs must pay up to US$5.00 (or less) per 100 ADSs for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of ordinary shares into, or withdrawal of ordinary shares from, our ADS program.

UNDERWRITING

The Global Offering

The offering of our ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:

•

the offering of initially 3,029,200 ordinary shares (subject to adjustment) in Hong Kong (the “Hong Kong Offer Shares”) as described in “The Hong Kong Public Offering” below, which we refer to as the “Hong Kong Public Offering”; and

•

the offering of initially 27,262,000 ordinary shares (including 10,096,800 ordinary shares to be offered by the Selling Shareholder) (subject to adjustment and the option of the international underwriters to purchase additional ordinary shares mentioned below) (the “International Offer Shares” and together with the Hong Kong Offer Shares, the “Offer Shares”), which we refer to as the “International Offering.”

The International Offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.

China International Capital Corporation Hong Kong Securities Limited, Goldman Sachs (Asia) L.L.C. and Credit Suisse (Hong Kong) Limited are acting as joint representatives (the “Joint Representatives”) for the Global Offering.

Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement (as defined below), the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of ordinary shares indicated below.

Hong Kong Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Goldman Sachs (Asia) L.L.C.
Credit Suisse (Hong Kong) Limited
The Hong Kong and Shanghai Banking Corporation Limited
Deutsche Bank AG, Hong Kong Branch
Haitong International Securities Company Limited
China PA Securities (Hong Kong) Company Limited
ABCI Securities Company Limited

Total:	3,029,200

Under the terms and subject to the conditions in the International Underwriting Agreement (as defined below), the international underwriters below have severally agreed to purchase or procure purchasers to purchase from us and the Selling Shareholder, and we and the Selling Shareholder have agreed to sell to them or such purchasers, severally, the number of ordinary shares indicated below:

International Underwriters	Number of Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Goldman Sachs (Asia) L.L.C.
Credit Suisse (Hong Kong) Limited
The Hong Kong and Shanghai Banking Corporation Limited
Deutsche Bank AG, Hong Kong Branch
Haitong International Securities Company Limited
China PA Securities (Hong Kong) Company Limited
ABCI Securities Company Limited
US Tiger Securities, Inc.

Total:	27,262,000

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the underwriters.

The 30,291,200 ordinary shares being offered in the Global Offering will represent approximately 6.0% of our ordinary shares outstanding immediately after the completion of the Global Offering, assuming the option of the international underwriters to purchase additional ordinary shares is not exercised. If such option is exercised in full, the ordinary shares offered hereby will represent 6.84% of our ordinary shares outstanding immediately following the completion of the Global Offering (without taking into account the ordinary shares to be issued pursuant to the share incentive plans, including pursuant to the exercise of share options or other awards that have been or may be granted from time to time).

The underwriters propose to offer our ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated to take and pay for all of the ordinary shares offered hereby if any such shares are taken. The offering of our ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “2518.” The shares will be traded in board lots of 100 shares each. Our ADSs are listed on Nasdaq under the symbol “ATHM.” Each ADS represents one ordinary share.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.

The Hong Kong Public Offering

We are initially offering 3,029,200 ordinary shares for subscription by the public in Hong Kong at the public offering price, representing 10% of the total number of Offer Shares initially available under the Global Offering. The number of ordinary shares offered under the Hong Kong Public Offering will represent approximately 0.6% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options or other awards that have been or may be granted under our share incentive plans from time to time).

The Hong Kong Public Offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Completion of the Hong Kong Public Offering is subject to the conditions set out in “—Conditions of the Global Offering” below.

Allocation

Allocation of ordinary shares to investors under the Hong Kong Public Offering will be based solely on the level of valid applications received under the Hong Kong Public Offering. The basis of allocation may vary, depending on the number of Hong Kong Offer Shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong Offer Shares, and those applicants who are not successful in the ballot may not receive any Hong Kong Offer Shares.

For allocation purposes only, the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong Offer Shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong Offer Shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong Offer Shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.

Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong Offer Shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong Offer Shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong Offer Shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong Offer Shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong Public Offering and any application for more than 1,514,600 Hong Kong Offer Shares is liable to be rejected.

Before submitting applications for the Hong Kong Offer Shares, applicants should have regard to the possibility that any announcement of a reduction in the number of Offer Shares may not be made until the last day for lodging applications under the Hong Kong Public Offering. Such notice will also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics as currently included or incorporated by reference in this prospectus supplement, and any other financial information which may change as a result of any such reduction. In the absence of any such notice so published, the number of Offer Shares will not be reduced.

Applications

Each applicant under the Hong Kong Public Offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any ordinary shares under the International Offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated International Offer Shares under the International Offering.

Applicants under the Hong Kong Public Offering are required to pay, on application, the indicative maximum public offering price of HK$251.8 per Offer Share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each ordinary share, amounting to a total of HK$25,433.74 for one board lot of 100 ordinary shares. As the public offering price is less than the maximum public offering price for the Hong Kong Public Offering of HK$251.8 per ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.

Hong Kong Underwriting Agreement

We and the Hong Kong Underwriters have entered into an underwriting agreement dated                 , 2021, or the Hong Kong Underwriting Agreement, relating to the Hong Kong Public Offering.

The International Offering

The International Offering will consist of an offering of 27,262,000 ordinary shares (including 10,096,800 ordinary shares to be offered by the Selling Shareholder) offered by us and the Selling Shareholder, representing approximately 90% of the total number of Offer Shares initially available under the Global Offering (subject to adjustment and the option of the international underwriters to purchase additional ordinary shares). The number of Offer Shares offered under the International Offering will represent approximately 5.4% of the total ordinary shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional ordinary shares is not exercised and without taking into account the ordinary shares which may be issued upon the exercise of the options or other awards that have been or may be granted under our share incentive plans from time to time).

Allocation

The International Offering will include the U.S. offering of ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in other jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.

Allocation of ordinary shares pursuant to the International Offering will be effected in accordance with a “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further ordinary shares and/or hold or sell its ordinary shares after the listing on the Hong Kong Stock Exchange. Prospective professional and institutional investors will be required to specify the number of ordinary shares under the International Offering they would be prepared to acquire either at different prices or at a particular price. Such allocation is intended to result in a distribution of the ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole.

The Joint Representatives (for themselves and on behalf of the underwriters) may require any investor who has been offered ordinary shares under the International Offering and who has made an application under the Hong Kong Public Offering to provide sufficient information to the Joint Representatives so as to allow them to identify the relevant applications under the Hong Kong Public Offering and to ensure that they are excluded from any allocation of ordinary shares under the Hong Kong Public Offering.

International Underwriting Agreement

We expect to enter into an international underwriting agreement, or the International Underwriting Agreement, with the Joint Representatives (for themselves and on behalf of the international underwriters) and the Selling Shareholder relating to the International Offering on the date of the final prospectus supplement.

Pricing

Determining the Offer Price

We will determine the pricing for the Offer Shares for the purpose of the various offerings under the Global Offering on the price determination date, which is expected to be on or about Tuesday, March 9, 2021 and, in any event, no later than Wednesday, March 10, 2021, by agreement with the Joint Representatives (for themselves and on behalf of the Underwriters), and the number of Offer Shares to be allocated under the various offerings will be determined shortly thereafter.

We will determine the Public Offer Price by reference to, among other factors, the closing price of the ADSs on the New York Stock Exchange on the last trading day on or before the price determination date, and the Public Offer Price will not be more than HK$251.8 per Hong Kong Offer Share. The historical prices of our ADSs and trading volume on the New York Stock Exchange are set out below.

Period	High (US$)	Low (US$)	ADTV (ADSs)(1)
Fiscal year of 2021 (up to the Latest Practicable Date)	137.92	97.75	727,724.95

Note:

(1)	Average daily trading volume (the “ ADTV”) represents the daily average number of our ADSs traded over the relevant period.

We may set the International Offer Price at a level higher than the maximum public offering price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the New York Stock Exchange on the last trading day on or before the price determination date (on a per-Share converted basis) were to exceed the maximum public offering price as stated in this document; and/or (b) we believe that it is in its best interest as a listed company to set the International Offer Price at a level higher than the maximum public offering price based on the level of interest expressed by professional and institutional investors during the book-building process.

If the International Offer Price is set at or lower than the maximum Public Offer Price, the Public Offer Price must be set at such price which is equal to the International Offer Price. Under no circumstances will we set the Public Offer Price above the maximum public offering price as stated in this document or the International Offer Price.

We reserve the right not to proceed with the Hong Kong Public Offering or the International Offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of our ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the Underwriters) on the pricing of the Offer Shares by Wednesday, March 10, 2021.

Sales in the United States

Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Credit Suisse (Hong Kong) Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Credit Suisse Securities (USA) LLC. The Hongkong and Shanghai Banking Corporation Limited will offer our ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc. ABCI Securities Company Limited is neither a broker-dealer registered with the SEC nor a member firm of the Financial Industry Regulatory Authority, Inc. ABCI Securities Company Limited has agreed that it does not intend to and will not offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. China PA

Securities (Hong Kong) Company Limited is neither a broker-dealer registered with the SEC nor a member firm of the Financial Industry Regulatory Authority, Inc. China PA Securities (Hong Kong) Company Limited has agreed that it does not intend to and will not offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering.

Compensation and Expenses

The following table shows the per share and total underwriting discounts and commissions to be paid to the international underwriters by us and the Selling Shareholder. These amounts include gross proceeds of the International Offering that may be paid to the international underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 4,544,000 ordinary shares. Total underwriting discounts and commissions to be paid to the international underwriters represent                 % of the total gross proceeds of the International Offering (assuming the option to purchase additional ordinary shares is not exercised). This presentation is based on the public offering price in both the International Offering and the Hong Kong Public Offering of HK$                per ordinary share.

	No Exercise	Full Exercise
Paid by Us
Per ordinary share	HK$	HK$
Paid by the Selling Shareholder
Per ordinary share	HK$	HK$
Total	HK$	HK$

We have agreed to reimburse the underwriters for the fees and expenses of their counsels in connection with the Global Offering and for certain offering-related expenses in an aggregate amount of up to approximately HK$                 million (US$                million).

The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but exclusive of the underwriting discounts and commissions, are approximately HK$                 million (US$                million).

International Underwriters’ Option to Purchase Additional Ordinary Shares

In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Joint Representatives (on behalf of the international underwriters) at any time until 30 days after the last day for lodging applications under the Hong Kong Public Offering, to purchase up to an aggregate of 4,544,000 additional ordinary shares, representing not more than 15% of the total number of ordinary shares initially available under the Global Offering, at the public offering price under the International Offering to, among other things, cover over-allocations in the International Offering, if any.

Goldman Sachs (Asia) L.L.C. has entered into a borrowing arrangement with Yun Chen Capital Cayman that is intended to facilitate the settlement of over-allocations. We have registered the borrowed shares solely to permit those shares to be delivered by Goldman Sachs (Asia) L.L.C. or its affiliates in connection with settling trades during the option period. Goldman Sachs (Asia) L.L.C. is obligated to return ordinary shares to Yun Chen Capital Cayman by exercising the option to purchase additional ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Yun Chen Capital Cayman for the loan of the ordinary shares.

If the international underwriters’ option to purchase additional ordinary shares is exercised in full, the additional ordinary shares to be issued pursuant thereto will represent approximately 6.84% of our total ordinary shares issued and outstanding immediately following the completion of the Global Offering. If the international underwriters exercise their option to purchase additional ordinary shares, an announcement will be made.

Lock-Up Agreements

Except for (i) the issue, offer and sale of the Offer Shares pursuant to the Global Offering (including pursuant to Over-Allotment Option), (ii) the grant or issue of securities pursuant to the terms of the Share Incentive Plans, (iii) any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares, and (iv) any repurchase of securities pursuant to any share repurchase programs existing on the date of the Hong Kong Underwriting Agreement, during the period commencing on the date of Hong Kong Underwriting Agreement and ending on, and including, the date that is 90 days after the Listing Date (the “Lock-up Period”), the Company has undertaken to each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Hong Kong Underwriters and the Joint Sponsors not to, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules:

(a)

offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

(b)

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing); or

(c)	enter into any transaction with the same economic effect as any transaction specified in paragraphs (a) and (b) above; or

(d)	offer to or contract to or agree to or announce any intention to effect any transaction specified in paragraphs (a), (b) and (c) above,

in each case, whether any of the transactions specified in paragraphs (a), (b) and (c) above is to be settled by delivery of ordinary shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such ordinary shares or ADSs or other shares or securities will be completed within the Lock-up Period).

Lock-Up Agreement with Selling Shareholder

The Selling Shareholder has agreed with the Hong Kong Underwriters and International Underwriters that, it will not, during the period beginning on the Listing Date and ending on the date that is 90 days after the Listing Date, without the prior written consent of the Joint Representatives, among other things: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (including without limitation, ADSs or ordinary shares or such other securities which may be deemed to be beneficially owned by a lock-up party in accordance with the rules and regulations of the U.S. Securities and Exchange

Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares. The restrictions described in the immediately preceding paragraph do not apply to, among other items:

•	transfers of ADSs or ordinary shares or such other securities as a bona fide gift or gifts or by testate succession or intestate distribution;

•	any ADSs or ordinary shares acquired by a lock-up party in the open market;

•

the exercise of stock options or other similar awards granted pursuant to our equity incentive plans, as described herein; provided that the terms of the lock-up agreement shall apply to any ADSs or ordinary shares of a lock-up party issued upon such exercise;

•

any ordinary shares or such other securities that are used for the primary purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award or equity-based compensation granted pursuant to our equity incentive plans, as described herein, or in connection with tax or other obligations as a result of testate succession or intestate distribution;

•	transfers to immediate family member or members of a lock-up party, or to a trust, the direct or indirect beneficiaries of which are a lock-up party and/or a member or members of his immediate family;

•

transfers of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares to us pursuant to any contractual arrangement that provides for the repurchase of the lock-up party’s ordinary shares or such other securities by us or in connection with the termination of the lock-up party’s employment with us or the lock-up party’s failure to meet certain conditions set out upon receipt of such ordinary shares or other such securities;

•

distributions of ADSs, ordinary shares or such other securities to limited partners, where applicable, members or shareholders of the lock-up parties or to any corporation, partnership or other person or entity that is a direct or indirect affiliate of the lock-up party;

•	where applicable, any ordinary shares loaned to the Stabilization Manager pursuant to the Stock Borrowing Agreement; and

•

any transfers, sales, tenders or other dispositions of ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of ordinary shares or such other securities pursuant to which one hundred percent (100%) of our ownership is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender or otherwise dispose of ordinary shares or other such securities in connection with such transaction, or vote any ordinary shares or other such securities in favor of any such transaction); provided that such tender offer merger, amalgamation, consolidation or other similar transaction is completed.

Conditions of the Global Offering

Acceptance of all applications for Offer Shares will be conditional on:

(a)	the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Shares in issue and to be issued or sold pursuant to the Global Offering (including the Shares which may be issued pursuant to the exercise of the Over-allotment Option) and the Shares to be issued pursuant to the share incentive plans, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

(b)	the pricing of the Offer Shares having been agreed between the Joint Representatives (for themselves and on behalf of the Underwriters) and us;

(c)	the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

(d)

the obligations of the Hong Kong Underwriters under the Hong Kong Underwriting Agreement and the obligations of the International Underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective Underwriting Agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days from the date of the Hong Kong prospectus.

If, for any reason, we do not agree with the Joint Representatives (for themselves and on behalf of the Underwriters) on the pricing of the Offer Shares on or before Wednesday, March 10, 2021, the Global Offering will not proceed and will lapse.

The consummation of each of the Hong Kong Public Offering and the International Offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.

Dealings Arrangements

Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Monday, March 15, 2021, it is expected that dealings in the Offer Shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Monday, March 15, 2021. The ordinary shares will be traded in board lots of 100 ordinary shares each and the stock code of the Shares will be 2518.

Indemnification

We and the Selling Shareholder have agreed to indemnify the several underwriters and certain of their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization

Underwriters use stabilization in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which the stabilization is effected is not permitted to exceed the public offer price.

The Company has appointed Goldman Sachs (Asia) L.L.C. as stabilizing manager. In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the listing date in the Hong Kong market.

However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as our best interest; (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the last day for lodging applications under the Hong Kong Public Offering. The Company will not, and will cause its affiliates or any of its or its affiliates’ respective directors, officers, employees, or any person acting on its behalf or on behalf of any of the foregoing persons not to conduct any stabilizing action.

Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Shares; (b) selling or agreeing to sell the ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Shares; (c) purchasing, or agreeing to purchase, the ordinary shares pursuant to the option to purchase additional ordinary shares in order to close out any position established under clauses (a) or (b) above; (d) purchasing, or agreeing to purchase, any of the Shares for the sole purpose of preventing or minimizing any reduction in the market price of the ordinary shares; (e) selling or agreeing to sell any ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in paragraphs (b), (c), (d) or (e) above.

Specifically, prospective applicants for and investors in the ordinary shares should note that:

(a)	the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in the ordinary shares;

(b)	there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

(c)	liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the ordinary shares;

(d)

no stabilizing action can be taken to support the price of the ordinary shares for longer than the stabilization period, which will begin on the listing date, and is expected to expire on Thursday, April 8, 2021, being the 30th day after the last day for lodging applications under the Hong Kong Public Offering. After this date, when no further stabilizing action may be taken, demand for the ordinary shares, and therefore the price of the ordinary shares, could fall;

(e)	the price of the ordinary shares cannot be assured to stay at or above the public offer price by the taking of any stabilizing action; and

(f)

stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offer price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the ordinary shares.

We will ensure or procure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilization period.

In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before the listing of the ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.

Activities by Underwriters

Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process. When engaging in any of these activities, it should be noted that the underwriters are subject to restrictions, including the following:

•

the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•

the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.

In relation to the ordinary shares, the activities of the underwriters and their affiliates could include acting as agent for buyers and sellers of the ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the ordinary shares (which financing may be secured by the ordinary shares) in the Global Offering, proprietary trading in the ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the ordinary shares, which may have a negative impact on the trading price of the ordinary shares. All such activities could occur in the United States, Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the ordinary shares, in baskets of securities or indices including the ordinary shares, in units of funds that may purchase the ordinary shares, or in derivatives related to any of the foregoing.

In relation to issues by underwriters or their respective affiliates of any listed securities having the ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the ordinary shares in most cases.

All such activities may occur both during and after the end of the stabilizing period described under “Stabilization” above. Such activities may affect the market price or value of the ordinary shares, the liquidity or trading volume in the ordinary shares and the volatility of the price of the ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.

In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of ordinary shares in the Global Offering.

The address of China International Capital Corporation Hong Kong Securities Limited is 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong. The address of Credit Suisse (Hong Kong) Limited is Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of ABCI Securities Company Limited is 10/F, Agricultural Bank of China Tower, 50 Connaught Road Central, Hong Kong. The address of China PA Securities (Hong Kong) Company Limited is Unit 3601,07&11-13, 36/F, The Center, 99 Queen’s Road Central, Hong Kong. The address of Deutsche Bank AG, Hong Kong Branch is Level 60, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong. The address of Haitong International Securities Company Limited is 22/F, Li Po Chun Chambers, 189 Des Voeux Road Central, Hong Kong. The address of The Hongkong and Shanghai Banking Corporation Limited is 1 Queen’s Road Central, Hong Kong. The address of US Tiger Securities, Inc. is 437 Madison Ave 27th Floor, New York, NY 10022, United States of America.

Selling Restrictions

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any related document) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ADSs may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ADSs may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the Underwriters and the Issuer that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

An offer to the public of any ADSs may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ADSs may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and the issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

The issuer, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire ADSs in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the ordinary shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in Australia

(i)	This prospectus supplement:

•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

(ii) The ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ordinary shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ordinary shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ordinary shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ordinary shares you undertake to us that you will not, for a period of 12 months from the date of issuance of the ordinary shares, offer, transfer, assign or otherwise alienate those ordinary shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the ordinary shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

This preliminary prospectus supplement and the accompanying prospectus have not been and will not be registered with the Registrar of Companies in Hong Kong. The ordinary shares under the International Offering may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (WUMP) Ordinance, or (ii) to “professional investors” within the meaning of the SFO and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (WUMP) Ordinance and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

In purchasing the ordinary shares, save as otherwise permitted under the Hong Kong Listing Rules or within the scope of any other waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:

•

you and your ultimate beneficial owners are independent of, and not co-connected or acting in concert with, any of the directors, supervisors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

•	you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•

you and your ultimate beneficial owners are not a director or existing shareholder holding 10% or more of the ordinary shares of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder holding 10% or more of the ordinary shares of our Company or a nominee of any of the foregoing;

•

you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

•

you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

•

you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•

you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company (other than a shareholding holding 10% or more of the ordinary shares of our Company) immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

•	you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our Offer Shares;

•	whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

•	you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

•

if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures (Professional Investor) Rules;

•

you have received a copy of this prospectus supplement and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the International Offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•

you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

•

you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of the SFC and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws;

•	you are not a co-connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•

you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations hereunder;

•

you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•	you will not copy or otherwise distribute this prospectus supplement to any third party; and

•

we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any ordinary shares or caused the ordinary shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any ordinary shares or cause the ordinary shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in China

This prospectus supplement will not be circulated or distributed in the PRC and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Notice to Prospective Investors in Korea

The ordinary shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ordinary shares have been and will be offered in Korea as a private placement under the FSCMA. None of the ordinary shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ordinary shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the ordinary shares. By the purchase of the ordinary shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ordinary shares pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Malaysia

No prospectus or other offering material or document in connection with the offer and sale of the ordinary shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”) for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ordinary shares, as principal, if the offer is on terms that the ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ordinary shares is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

Notice to Prospective Investors in Taiwan

The ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ordinary shares in Taiwan.

Notice to Prospective Investors in Saudi Arabia

This prospectus supplement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this prospectus supplement and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial adviser.

Notice to Prospective Investors in Brazil

The securities have not been, and will not be, registered with the Comissão de Valores Mobiliários, or CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not legal without such prior registration. Documents relating to the offering of the ordinary shares, as well as information contained therein, may not be supplied to the public in Brazil, as the offering of the ordinary shares is not a public offering of securities in Brazil, nor may they be used in connection with any offer for subscription or sale of the securities to the public in Brazil. The ordinary shares will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering or distribution of securities under applicable Brazilian laws and regulations.

Notice to Prospective Investors in Qatar

The ordinary shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus supplement (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The ordinary shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

TAXATION

The following is a general summary of certain Cayman Islands, PRC and United States federal income tax consequences relevant to an investment in our ordinary shares and our ADSs. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. The discussion is based on laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change or different interpretations, possibly with retroactive effect. The discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, Hong Kong and the United States. You should consult your own tax advisors with respect to the consequences of investment in our ordinary shares and our ADSs. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Maples and Calder (Hong Kong) LLP, our special Cayman Islands counsel. To the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, it is the opinion of Han Kun Law Offices, our special PRC counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes levied by the Government of the Cayman Islands that are likely to be material to holders of ADSs or ordinary shares. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Pursuant to Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Cabinet:

•	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

•	that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

The undertaking for us is for a period of 20 years from July 22, 2008.

PRC Taxation

We are a holding company incorporated in the Cayman Islands, which indirectly holds Autohome WFOE, Chezhiying WFOE and other subsidiaries in the PRC. Our business operations are principally conducted through our PRC subsidiaries and VIEs. Although we believe we are not a PRC resident enterprise for enterprise income tax purposes, substantial uncertainty exists. In the event that our company or any of our offshore entities, is considered to be a PRC resident enterprise: (a) our company or our offshore entities, as the case may be, would be subject to the PRC enterprise income tax at the rate of 25% on worldwide income; and (b) dividend income that our company or our offshore entities, as the case may be, receives from our PRC subsidiaries would be exempt from the PRC withholding tax since such income is exempted under the Enterprise Income Tax Law for PRC resident enterprise; and (c) any dividends we pay to our non-PRC shareholders or ADS holders as well as gains realized by such shareholders or ADS holders from the transfer of our shares or ADSs may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%, subject to reduction or exemption by an applicable treaty.

As uncertainties remain regarding the interpretation and implementation of the Enterprise Income Tax Law and its implementation rules, we cannot assure you that, if we are deemed a PRC resident enterprise, any dividends to be distributed by us to our non-PRC shareholders and ADS holders would not be subject to any PRC withholding tax.

Hong Kong Taxation

In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).

To facilitate ADS-ordinary share conversion and trading between NYSE and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Related to our ordinary shares, ADSs and the Global Offering—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our ordinary shares on the Hong Kong Stock Exchange.”

U.S. Federal Income Tax Considerations

The following discussion is a summary of United States federal income tax considerations relating to the ownership and disposition of our ADSs or ordinary shares by U.S. Holders (as defined below) that will hold ADSs or ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon applicable provisions of the Code, Treasury regulations (proposed, temporary and final) promulgated thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, pension plans, regulated investment companies, real estate investment trusts, cooperatives, and tax-exempt organizations (including private foundations), holders who are not U.S. Holders, holders who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors that are traders in securities that have elected the mark-to-market method of accounting or investors that have a functional currency other than the United States dollar), all of whom may be subject to tax rules that differ significantly from those discussed below. In addition, this discussion does not address United States federal estate, gift, Medicare, and alternative minimum tax considerations, or any non-United States, state, or local tax considerations. Each U.S. Holder is urged to consult its tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in ADSs or ordinary shares.

General

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our ADSs or ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created in, or organized under the laws of the United States or any state thereof or the District of Columbia, or treated as such for United States federal income tax purposes, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If a U.S. Holder is a partner of a partnership holding our ADSs or ordinary shares, the U.S. Holder is urged to consult its tax advisors regarding an investment in our ADSs or ordinary shares.

It is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner, for United States federal income tax purposes, of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of our ordinary shares for our ADSs will not be subject to United States federal income tax.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company” (or a “PFIC”), for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash is categorized as a passive asset and the company’s goodwill and other unbooked intangibles associated with active business activity are taken into account as non-passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Although the law in this regard is unclear, we treat our VIEs as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operation in our consolidated financial statements. If it were determined, however, that we are not the owner of our VIEs for United States federal income tax purposes, we would likely be treated as a PFIC for our current and any subsequent taxable year.

Furthermore, the determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. Fluctuations in the market price of our ADSs may cause us to become a PFIC for the current or subsequent taxable years because the value of assets for the purpose of the asset test may be determined by reference to the market price of our ADSs. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets including cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years.

Assuming we are the owner of our VIEs for U.S. federal income tax purposes, and based on our current income and assets, we do not believe that we were a PFIC for the taxable year ended December 31, 2020 and do not anticipate becoming a PFIC in the current taxable year or in future taxable years. While we do not believe that we were a PFIC for the taxable year ended December 31, 2020 and do not anticipate becoming a PFIC for the current taxable year or the foreseeable future, no assurance can be given in this regard. Because the determination of whether we will be or become a PFIC is a fact-intensive inquiry made on an annual basis, the determination of whether we will be or become a PFIC will depend, in part, upon the value of our goodwill and other unbooked intangibles (which will depend upon the market value of our ADSs from time to time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our current market capitalization. If our market capitalization subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, the PFIC tax rules discussed below under “Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC in subsequent years. The discussion below under “Dividends” and “Sale or Other Disposition of ADSs or Ordinary Shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes.

Dividends

Any cash distributions (including the amount of any PRC tax withheld, if any) paid on ADSs or ordinary shares out of our earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be treated as a “dividend” for United States federal income tax purposes. Non-corporate U.S. Holders receiving dividend income generally will be subject to tax on such dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) with respect to any dividend it pays on stock (or ADSs in respect of such stock) which is readily tradable on an established securities market in the United States, or (ii) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and that includes an exchange of information program. Our ADSs are listed on the NYSE, which is an established securities market in the United States, and will be considered readily tradable on an established securities market for as long as the ADSs continue to be listed on such exchange. Thus, we believe that we will be a qualified foreign corporation with respect to dividends we pay on our ADSs, but there can be no assurance that our ADSs will continue to be considered readily tradable on an established securities market in later years.

Since we do not expect that our ordinary shares be listed on established securities markets, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the requirements for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “—PRC Taxation”), we may be eligible for the benefits of the United States-PRC income tax treaty, which the United States Treasury Department has determined is satisfactory for this purpose, and be treated as a qualified foreign corporation with respect to dividends paid on our ADSs or ordinary shares. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends-received deduction allowed to corporations. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ADSs or ordinary shares.

Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid on our ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholding taxes, but only for a year in which such U.S.

Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term gain or loss if the ADSs or ordinary shares have been held for more than one year and will generally be United States-source gain or loss for United States foreign tax credit purposes. Long-term capital gain of non-corporate U.S. Holders is generally eligible for reduced rates of taxation. In the event that gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the United States-PRC income tax treaty may elect to treat the gain as PRC-source income. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election with respect to ADSs (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, under certain circumstances, of ADSs or ordinary shares. Under these PFIC rules:

•	the U.S. Holder’s excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•

the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

•

the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to individuals or corporations, as appropriate, for that year;

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our ADSs, provided that the ADSs are regularly traded on the NYSE. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the U.S. Holder will generally (i) include as ordinary income for each taxable year the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of such ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will be allowed only to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any year that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election. In the case of a U.S. Holder who has held ADSs or ordinary shares during any taxable year in respect of which we were classified as a PFIC and continues to hold such ADSs or ordinary shares (or any portion thereof) and has not previously made a mark-to-market election, and if such U.S. Holder makes a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ADSs or ordinary shares.

Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make “qualified electing fund” elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

Dividends that we pay on our ADSs or ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income discussed above under “Dividends” if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual report with the Internal Revenue Service, subject to certain limited exceptions. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of owning and disposing of our ADSs or ordinary shares if we are or become a PFIC, including filing requirements, the possibility of making a mark-to-market election and the unavailability of the qualifying electing fund election.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps and Slate, Meagher & Flom with respect to certain legal matters of United States federal securities law, New York State law and Hong Kong law, by Maples and Calder (Hong Kong) LLP with respect to legal matters of Cayman Islands law, and by Han Kun Law Offices with respect to legal matters of PRC law. The underwriters are being represented by Simpson Thacher & Bartlett LLP with respect to legal matters of United States federal securities law, New York State law and Hong Kong law and by Commerce & Finance Law Offices with respect to legal matters of PRC law. The validity of the ordinary shares offered in the Global Offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by Commerce & Finance Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP and Maples and Calder (Hong Kong) LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law. Simpson Thacher & Bartlett LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

PROSPECTUS

Autohome Inc.

ORDINARY SHARES

We may from time to time in one or more offerings offer and sell our ordinary shares, including ordinary shares represented by American depositary shares, or ADSs.

In addition, from time to time, the selling shareholder(s), if any, to be named in a prospectus supplement may offer and sell our ordinary shares or ADSs held by them. The selling shareholders, if any, may sell our ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our ordinary shares or ADSs by the selling shareholder(s), if any.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

The ADSs are listed on the New York Stock Exchange, or the NYSE, under the symbol “ATHM.” On March 1, 2021, the last reported sale price of the ADSs on the NYSE was $116.51 per ADS.

Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus before making a decision to invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or any selling shareholder, if any, may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read both this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

(1)

“we,” “us,” “our”, “our company” and “the company” refer to Autohome Inc., a Cayman Islands company, its predecessor entities, its consolidated subsidiaries and its consolidated affiliated entities, including its variable interest entities, or VIEs, and their subsidiaries and consolidated affiliated entities;

(2)	“shares” and “ordinary shares” refer to ordinary shares, par value US$0.0025 per share;

(3)	“ADSs” refers to the American depositary shares, each of which represents four ordinary share;

(4)	“China” and “PRC” refer to the People’s Republic of China and, solely for the purpose of this prospectus, exclude Taiwan, Hong Kong and Macau;

(5)	“our 2020 Form 20-F” refers to our annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 2, 2021; and

(6)	“RMB” and “Renminbi” are to the legal currency of China and “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things:

•	our ability to attract and retain users and customers;

•	our business strategies and initiatives as well as our new business plans;

•	our future business development, financial condition and results of operations;

•	our ability to further enhance our brand recognition;

•	our ability to attract, retain and motivate key personnel;

•	competition in our industry in China and in other jurisdiction in which we have operations or may enter; and

•	relevant government policies and regulations relating to our industry.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY

Overview

We are the leading online destination for automobile consumers in China, ranking first among automotive service platforms in terms of mobile daily active users as of December 31, 2020 according to QuestMobile. Through our two websites, autohome.com.cn and che168.com, accessible through PCs, mobile devices, our mobile applications and mini apps, we deliver comprehensive, independent and interactive content and tools to automobile consumers as well as a full suite of services to automakers and dealers across the auto value chain. According to Shanghai iResearch Co., Ltd., or iResearch, our industry consultant, we were the largest online automotive advertising and leads generation service provider with a 29.9% market share, in terms of media services and leads generation revenue, in China’s online auto vertical media advertising and leads generation market in 2019.

We began in 2008 as a content-led vertical media company focusing on media services (“1.0 Media”). In 2016, we launched our “4+1” strategic transformation initiative (“2.0 Platform”), building a platform that covers “auto contents,” “auto transactions,” “auto financing” and “auto lifestyle” to transform and upgrade from a content-led vertical company to a data and technology-driven automotive platform. Since 2018, we have focused on developing a full suite of intelligent products and solutions with artificial intelligence (“AI”), big data and cloud technologies (collectively, “ABC”) to build an integrated ecosystem that connects all participants in the auto industry by providing end-to-end data- driven products and solutions across the value chain (“3.0 Intelligence”). Going forward, we plan to continue leveraging our “software as a service” (“SaaS”) capabilities together with our core AI, big data, and cloud technologies (“4.0 ABC + SaaS”) to expand both horizontally and vertically.

We generate revenues from media services, leads generation services and online marketplace and others.

•

Media services: Through our media services, we provide automakers with targeted-marketing solutions in connection with brand promotion, new model release and sales promotion. Our large and engaged user base of automobile consumers provides a broad reach for automakers’ marketing messages.

•

Leads generation services: Our leads generation services enable our dealer subscribers to create their own online stores, list pricing and promotional information, provide dealer contact information, place advertisements and manage customer relationships to help them reach a broad set of potential customers and effectively market their automobiles to consumers online and ultimately generate sales leads. Our leads generation services also include used car listing services, which provide a user interface that allows potential used car buyers to identify suitable listings and contact the relevant sellers.

•

Online marketplace and others: While we continue to strengthen our media and leads generation services, we are also further developing our online marketplace and other businesses. These businesses focus on providing facilitation services for new and used car transactions and other platform-based services for new and used car buyers and sellers. Through our auto financing business, we provide services to our cooperative financial institutions that involve facilitating the sale of their loans and insurance products to consumers and independent automobile sellers. Towards the end of 2017, we began offering data products, which leverage our intelligent big data analytics capabilities and massive pool of accumulated user data to provide end-to-end data- driven products and solutions for automakers and dealers across different stages of the value chain. We believe the breadth and depth of these products and solutions on our platform will allow us to build a robust and technology-driven automotive ecosystem that covers all aspects of the automobile ownership life cycle.

For more information about our company, please see “Item 4. Information on the Company” in our 2020 Form 20-F, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Corporate Information

Our principal executive offices are located at 18th Floor Tower B, CEC Plaza, 3 Dan Ling Street, Haidian District, Beijing 100080, the People’s Republic of China. Our telephone number at this address is +86 (10) 5985 7001. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168. Our corporate website is http://ir.autohome.com.cn. The information contained on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our 2020 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus.

Please see “Where You Can Find More Information About Us” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). We will not receive any proceeds from the sale of ADSs by the selling shareholder(s).

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below.

Our authorized share capital consists of 400,000,000,000 ordinary shares of a nominal or par value of US$0.0025 each.

As of February 25, 2021, the most recent practicable date, we have 479,723,740 ordinary shares outstanding (excluding 4,925,460 ordinary shares that are reserved for future grants under our share incentive plans). In addition, as of December 31, 2020, we have granted, and had outstanding, options to purchase a total of 2,047,160 ordinary shares (after reflecting the 4-for-1 share split on February 5, 2021) and 3,413,324 restricted shares (after reflecting the 4-for-1 share split on February 5, 2021) to our employees and directors. All of our outstanding ordinary shares are fully paid and non-assessable.

The following are summaries of material provisions of our fifth amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

Objects of Our Company

The fifth amended and restated memorandum of association provides, inter alia, that the liability of the shareholders of our company is limited to the amount, if any, for the time being unpaid on the ordinary shares. The objects for which our company is established are unrestricted (including acting as an investment company), and we shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of corporate benefit, as provided in section 27(2) of the Companies Act and in view of the fact that we are an exempted Company, we will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of our business carried on outside the Cayman Islands.

Rights of Ordinary Shares

Subject to our fifth amended and restated memorandum and articles of association and any resolution of the shareholders of the Company to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the ordinary shares carry equal rights and rank pari passu with one another.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by us in general meeting or by our board of directors, but no dividend may exceed the amount recommended by our directors. Our fifth amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Subject to any special rights or restrictions as to voting for the time being attached to any shares, at any general meeting every holder of ordinary shares who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one vote on a show of hands, and on a poll every shareholder holding ordinary shares present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly appointed representative) shall have one vote for each fully paid ordinary share of which such shareholder is the holder.

A quorum required for a meeting of shareholders consists of one or more shareholders entitled to vote and present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative holding at least ten percent of the voting rights represented by the issued and outstanding ordinary shares throughout the meeting. We shall hold a general meeting in each year as our annual general meeting. The annual general meeting shall be held at such time and place as may be determined by the directors. No business shall be transacted at any annual general meeting of the Company unless stated in the Company’s notice of annual general meeting. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. A majority of our board of directors or our chairman may call extraordinary general meetings. Advance notice of at least fourteen clear days is required for the convening of our annual general meeting and other shareholders’ meetings. The agenda of any extraordinary general meeting will be set by a majority of the directors then in office.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares. A special resolution will be required for important matters such as a change of name or making changes to our fifth amended and restated memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions of our fifth amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required; and

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Designated Stock Exchange (as defined in the fifth amended and restated memorandum and articles of association), be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis in proportion to the amount paid up on the ordinary shares. The amount received by holders of ordinary shares should be the same in any liquidation event. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, a nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption and Repurchase of Ordinary Shares

Subject to the provisions of the Companies Act, we may repurchase or redeem shares at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least fourteen clear days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. In addition, general meetings will also be convened on the requisition in writing of any shareholder or shareholders entitled to attend and vote at our general meetings holding at least one-tenth of the voting rights represented by our issued voting shares.

Appointment of Directors

Our shareholders may by ordinary resolution elect any person to fill a casual vacancy or as an addition to the existing board.

The directors will also have the power from time to time and at any time to appoint any person as a director to fill a casual vacancy on the board or as an addition to the existing board.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, register of mortgages and charges and any special resolutions passed by our shareholders). However, we will allow our shareholders to inspect our register of members and provide our shareholders with annual audited financial statements.

Pursuant to the investor’s rights agreement we have with the Yun Chen Capital Cayman, Yun Chen Capital Cayman has the right to access our books and records so long as it holds in aggregate at least 20% of our issued and outstanding share capital.

Issuance of Additional Preferred Shares

Our fifth amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our fifth amended and restated memorandum and articles of association authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting rights of holders of ordinary shares.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue negotiable or bearer shares or shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

History of Securities Issuance

In the past three years, we granted share-based compensation awards to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers.” in our 2020 Form 20-F, which is incorporated in this prospectus by reference.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to a merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our fifth amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under our fifth amended and restated memorandum and articles of association, any action required or permitted to be taken at any annual or extraordinary general meetings of our company may be taken only upon the vote of our shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the fifth amended and restated memorandum and articles of association and the Companies Act and may not be taken by written resolution of our shareholders without a meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Under our fifth amended and restated memorandum and articles of association, a general meeting may be convened on the requisition in writing of shareholders holding at least one third of the voting rights represented by our issued and outstanding voting shares. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our fifth amended and restated memorandum and articles of association provides that we will hold a general meeting each year as our annual general meeting, to be held at such time and place as determined by our directors.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting rights with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fifth amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifth amended and restated memorandum and articles of association, directors may be removed by special resolution of our shareholders for reasonable cause, including but not limited to fraud, criminal conviction or failure by such director to fulfill the duties of a director.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting rights of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our fifth amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands Act and our fifth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our fifth amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our fifth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs offered pursuant to this prospectus. Each ADS will represent ownership of four ordinary shares deposited with the office in Hong Kong of Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information About Us.”

Holding the ADSs

How will you hold your ADSs?

You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements into U.S. dollars if it can do so on a reasonable basis, and can transfer the U.S. dollars to the United States. If that is not possible or lawful or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held in a segregated account. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution to the extent reasonably practicable and permissible under law. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

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Elective Distributions in Cash or Shares. If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practical to make such elective distribution available to you, or it could decide that it is only legal or reasonably practical to make such elective distribution available to some but not all holders of the ADSs. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares or any other rights, the depositary may after consultation with us and having received timely notice as described in the deposit agreement of such distribution by us, make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

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Other Distributions. Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will send to you anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice: it may decide to sell what we distributed and distribute the net proceeds in the same way as it does with cash; or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to you unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

How do ADS holders cancel an American Depositary Share?

You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the shareholders meeting sufficiently enough in advance to withdraw the ordinary shares. If we ask for your instructions and upon timely notice from us, as described in the deposit agreement, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will (1) describe the matters to be voted on and (2) explain how you may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs as you direct, including an express indication that such instruction may be given or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received, to the depositary to give a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will try to give the depositary notice of any such meeting and details concerning the matters to be voted upon more than 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the NYSE and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

As an ADS holder, you will be required to pay the following service fees to the depositary bank:

Service	Fees
• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property	Up to US$0.05 per ADS issued

• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled

• Distribution of cash dividends or other cash distributions	Up to US$0.05 per ADS held

• Distribution of ADSs pursuant to share dividends, free share distributions or exercise of rights.	Up to US$0.05 per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs	A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs

• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

• Transfer of ADRs	U.S. $1.50 per certificate presented for transfer

As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

•	Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

•	Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

Deutsche Bank Trust Company Americas, as depositary, has agreed to reimburse us for a portion of certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. Further, the depositary has agreed to reimburse us certain fees payable to the depositary by holders of ADSs. Neither the depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of service fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the program are not known at this time.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for you.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.

Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the ordinary shares that are not distributed to you or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary within 90 days. In such case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain facilities in New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

These facilities may be closed from time to time, to the extent not prohibited by law or if any such action is deemed necessary or advisable by the depositary or us, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADRs or ADSs are listed, or under any provision of the deposit agreement or provisions of, or governing, the deposited securities, or any meeting of our shareholders or for any other reason.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

•

are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or share exchange of any applicable jurisdiction, any present or future provisions of our memorandum and articles of association, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities or any act of God, war or other circumstances beyond our control as set forth in the deposit agreement;

•	are not liable if either of us exercises, or fails to exercise, discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any indirect, special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

•

disclaim any liability for any action/inaction in reliance on the advice or information of legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information;

•

disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADSs; and

•	disclaim any liability for any indirect, special, punitive or consequential damages.

The depositary and any of its agents also disclaim any liability for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, or for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities.

In addition, the deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against the depositary or our company directly or indirectly arising out of or relating to our shares, the ADSs or ADRs, the deposit agreement or any transaction contemplated therein or the breach thereof (whether based on contract, tort, common law or any other theory).

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will issue, deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•

payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we think it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

•

when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer (a) owns the ordinary shares or ADSs to be deposited, (b) assigns all beneficial rights, title and interest in such ordinary shares or ADSs to the depositary for the benefit of the owners, (c) will not take any action with respect to such ordinary shares or ADSs that is inconsistent with the transfer of beneficial ownership, (d) indicates the depositary as owner of such ordinary shares or ADSs in its records, and (e) unconditionally guarantees to deliver such ordinary shares or ADSs to the depositary or the custodian, as the case may be; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on no more than five business days’ notice. Each pre-release is subject to further indemnities and credit regulations as the depositary considers appropriate. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release to 30% of the aggregate number of ADSs then outstanding, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so, including (1) due to a decrease in the aggregate number of ADSs outstanding that causes existing pre-release transactions to temporarily exceed the limit stated above or (2) where otherwise required by market conditions.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on, and compliance with, instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the depositary.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States in connection with any offering made pursuant to this prospectus.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a competent foreign court with jurisdiction to give the judgment, (ii) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes relating to contracts or other property interests, the PRC court may accept a course of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if (i) the contract is signed and/or performed within China, (ii) the subject of the action is located within China, (iii) the company (as defendant) has seizable properties within China, (iv) the company has a representative organization within China, or (v) other circumstances prescribed under the PRC law. The action may be initiated by a shareholder through filing a complaint with the PRC court. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.

In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders, if any, to be named in a prospectus supplement may, from time to time, offer and sell some or all of the our ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell shares of our ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of our ordinary shares held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell some or all of the our ordinary shares held by them pursuant to this prospectus, we will provide you with a prospectus supplement that set forth the name of each selling shareholder (if any), the number of our ordinary shares beneficially owned by such ordinary shareholder and the number of ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders, if any, have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and/or the selling shareholder(s) may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We and/or the selling shareholder(s) may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us and the selling shareholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise or the shares are offered by the selling shareholders, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we and the selling shareholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us, the selling shareholders or others (or, in the case of derivatives, securities received from us or the selling shareholders in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We and the selling shareholders may also make sales through the Internet or through other electronic means. Since we and the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to legal matters of United States federal securities and New York State law. Certain legal matters in connection with this offering will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by a law firm named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated in this prospectus by reference to our 2020 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318, Lu Jia Zui Ring Road, Pudong New Area, Shanghai, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on March 2, 2021;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	Our current report on Form 6-K furnished to the SEC on March 1, 2021 (File No. 001-36222)

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Autohome Inc

18th Floor Tower B, CEC Plaza

3 Dan Ling Street

Haidian District, Beijing

The People’s Republic of China

Tel: +86 10 5985 7001

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Autohome Inc.

30,291,200 Ordinary Shares

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners and Joint Lead Managers

CICC	Goldman Sachs	Credit Suisse

(in alphabetical order with no ranking assigned)

Joint Global Coordinator, Joint Bookrunner and Joint Lead Manager

HSBC

Joint Bookrunners and Joint Lead Managers

Deutsche Bank	Haitong International	PAC Securities	ABCI	Tiger Brokers